Exhibit 4.7

RECORDING REQUESTED BY AND RECORDED

COUNTERPARTS SHOULD BE RETURNED TO:

THOMPSON HINE LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

Attn: Mildred Quinones-Holmes, Esq.

FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,

FIXTURE FILING AND SECURITY AGREEMENT

made by

MARINA DISTRICT

DEVELOPMENT COMPANY, LLC

a New Jersey limited liability company

as Mortgagor,

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

in its capacity as Collateral Agent pursuant to a First Lien Intercreditor and Collateral Agency

Agreement,

as Mortgagee

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FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,

FIXTURE FILING AND SECURITY AGREEMENT

THIS FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT (hereinafter called “Mortgage”) is made as of August 6, 2010 (the “Effective Date”), by MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (successor by merger to Marina District Development Company, a New Jersey joint venture) (Marina District Development Company, LLC, together with all successors and assigns of the Mortgaged Property (as hereinafter defined), “Mortgagor”) whose address is One Borgata Way, Atlantic City, NJ 08401, Attention: General Counsel, to WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent for the Secured Parties (as defined herein) (the “Collateral Agent” or “Mortgagee”), whose address is 45 Broadway, 14th Floor, New York, New York 10006, in its capacity as Collateral Agent pursuant to a First Lien Intercreditor and Collateral Agency Agreement dated as of August 6, 2010 among Mortgagee, Agent, Trustee, Mortgagor and Borrower (the “Intercreditor Agreement”) with reference to the following facts:

A. James R. Zazzali, as trustee under that certain Trust Agreement dated March 24, 2010 by and among MGM Mirage, a Delaware corporation, for itself and on behalf of MAC, CORP., a New Jersey corporation (“MAC”), MAC, and the State of New Jersey, Department of Law and Public Safety, Division of Gaming Enforcement, is the fee owner and ground lessor of the Leasehold Site. Mortgagor is the fee owner of the Fee Site and the ground lessee of the Leasehold Site.

B. Marina District Finance Company, Inc., a New Jersey corporation (“Borrower”), has entered into a Credit Agreement dated as of August 6,2010 along with Mortgagor, Wells Fargo Bank, National Association, as administrative agent (“Agent”) and the lenders (the “Lenders”) listed from time to time party thereto (as amended or modified from time to time, the “Credit Agreement”) pursuant to which the Lenders will extend credit in the principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) to Borrower (the “Loans”).

C. In addition, Borrower has entered into (i) an Indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), along with Mortgagor and U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and (ii) a Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) along with the several parties named in Schedule A thereto (the “Initial Purchasers”) and Bane of America Securities LLC, as Representative of the Initial Purchasers, pursuant to which the Borrower will issue 9 1/2% Senior Secured Notes due 2015 (the “2015 Notes”) and 9 7/8% Senior Secured Notes due 2018 (the “2018 Notes” and, together with the 2015 Notes and any Additional Notes or Exchange Notes issued from time to time under the Indenture, collectively, the “Senior Secured Notes”) upon the terms and subject to the conditions set forth therein. The aggregate principal amount of the 2015 Notes and the 2018 Notes is $800,000,000. All documents now or hereafter evidencing and/or securing the Obligations (as hereinafter defined), including without limitation this Mortgage, the Senior Secured Notes, the Credit Agreement, the Indenture, the Security Agreement (as hereinafter defined), the Intercreditor Agreement, the Purchase

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Agreement and each Additional First Lien Agreement (as defined in the Intercreditor Agreement) are collectively referred to as the “Indebtedness Documents”.

D. Pursuant to the terms of the Credit Agreement, the Indenture, and the Purchase Agreement, and as a condition precedent to funding under the Credit Agreement, execution and delivery of the Indenture by the Trustee and the purchase of the Senior Secured Notes under the Purchase Agreement, the Mortgagor and Borrower are executing and delivering a Security Agreement dated as of August 6, 2010 (as the same may be amended or modified from time to time, the “Security Agreement”) to the Mortgagee. Pursuant to the Security Agreement, the Mortgagor has granted to the Mortgagee a security interest in and lien upon substantially all of the personal property of the Mortgagor as security for the payment and performance of the Obligations.

E. In addition, pursuant to the terms of the Credit Agreement, the Indenture and the Purchase Agreement, and as a condition precedent to funding under the Credit Agreement, execution and delivery of the Indenture by the Trustee and the purchase of the Senior Secured Notes under the Purchase Agreement, this Mortgage is being executed by Mortgagor for the benefit of Mortgagee in its capacity as Collateral Agent for the Secured Parties, for the purposes of, among other things, encumbering the Site, the Easements and Purchase Option.

F. Borrower is a wholly-owned subsidiary of Mortgagor and Borrower has requested that Mortgagor execute and deliver this Mortgage as security for, among other things, the Obligations.

NOW, THEREFORE, in consideration of Lenders’ making of the Loans, Trustee’s execution and delivery of the Indenture and Initial Purchasers’ purchase of the Senior Secured Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT A RATE WHICH MAY FLUCTUATE FROM TIME TO TIME.

DEFINITIONS - As used in this Mortgage, the following terms have the meanings hereinafter set forth:

“Accounts Receivable” shall have the meaning set forth in Section N.J.S.A. 12A: 9-102(a)(2) of the UCC for the term “account,” and shall include, without limitation, all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, all rights to payment for hotel room occupancy by hotel guests, food and beverage revenues, advance registration fees, tour or junket proceeds and deposits, deposits for conventions and/or party reservations, security deposits and prepaid amounts, license and concession fees, income, proceeds and other benefits to which Mortgagor may now or hereafter be entitled from the Site, the Improvements, or any business or other activity conducted by Mortgagor at the Site or the Improvements.

“Additional First Lien Secured Parties” shall have its meaning as set forth in the Intercreditor Agreement.

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“Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease” means that certain Tower Expansion & Additional Structured Parking Ground Lease Agreement dated as of January 1, 2005, by and between MAC, as landlord, and Mortgagor, as Tenant, as amended and assigned, a memorandum of which was recorded on December 5, 2005, in the Official Records as Instrument No. 2005126130, re-recorded January 31, 2006, in the Official Records as Instrument No. 2006010770, re-recorded March 21, 2006 in the Official Records as Instrument No. 2006027207, and as amended by that certain Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement dated as of February 20, 2009, and as further amended by that certain Second Modification of Tower Expansion & Additional Structured Parking Ground Lease Agreement (Block 576, Lots 1.10 and 1.11) dated as of March 23, 2010, a modification of memorandum for which dated as of August 6, 2010 is being recorded concurrently herewith in the Official Records, and as further amended by the Landlord’s Agreement and Estoppel, and as further assigned, modified, extended or renewed from time to time.

“Alternate Parking Lease” means that certain Ground Lease Agreement With Respect to Block 576, Lot 1.12 dated as of March 23, 2010, by and between MAC, as landlord and optionor, and Mortgagor, as tenant and optionee, as amended and assigned, a memorandum of which dated as of August 6, 2010 is being recorded concurrently herewith in the Official Records, and as further amended by the Landlord’s Agreement and Estoppel, and as further assigned, modified, extended or renewed from time to time.

“Alternate Parking Parcel Purchase Option” means Mortgagor’s right and option to purchase the fee interest in that portion of the Leasehold Site demised by the Alternate Parking Lease, which option is governed by the terms and conditions set forth in Section 46 of the Alternate Parking Lease.

“Appurtenant Rights” means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Site or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site, and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

“Bankruptcy” means, with respect to any Person that: (i) a court having jurisdiction over the Mortgaged Property shall have entered a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order has not been stayed; or any other similar relief shall have been granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against such Person, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similarly law now or hereafter in effect; or a decree or order of a court having jurisdiction in the Mortgaged Property for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person, for all or a substantial part of its property; or a warrant of attachment, execution

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or similar process shall have been issued against any substantial part of the property of such Person, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or (iii) such Person shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or such Person shall make any assignment for the benefit of creditors or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable and a period of thirty (30) days shall have elapsed; or (iv) such Person shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and a period of thirty (30) days shall have elapsed; or the Board of Directors of such Person (or any committee thereof) or the managing member of such Person shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above or this clause (iv).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Credit Agreement Secured Parties” shall have its meaning as set forth in the Intercreditor Agreement.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 3% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 3% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 3% per annum, such rates to be payable after an Event of Default; provided, however, if at any time the Credit Agreement is terminated or otherwise no longer in effect for any reason, clauses (a) and (b) of this definition shall have no further force and effect and the Default Rate shall be the highest rate then payable pursuant to the Additional First Lien Agreements (as defined in the Intercreditor Agreement).

“Easements” means, collectively, all easements and related rights granted to Mortgagor or appurtenant to the Site, including without limitation pursuant to (i) the Ground Lease, including without limitation for utility service to Mortgagor, as well as the users of the leased spaced for the non-exclusive right of pedestrian and vehicular access over the access easement area and the roadway system that is a part of the Master Plan Improvements (as such term is defined in the Operating Agreement) and over the Ring Road (as defined in the Ground Lease), and including as set forth in Section 39 of the Surface Parking Lot Lease, Section 38 of the Restaurant Expansion Ground Lease and Section 38 of the Employee Parking Structure Ground Lease, (ii) the Reciprocal Easement Agreement, (iii) that certain Easement Agreement dated April 8, 2002, recorded April 11, 2002 as Instrument No. 2032162 in the Official Records, as assigned, modified, extended or renewed from time to time, and (iv) storm water easement in

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agreement recorded as Instrument No. 3032621 in the Official Records, as assigned, modified, extended or renewed from time to time.

“Employee Parking Structure Ground Lease” means that certain Lease and Option Agreement dated as of January 16, 2002, by and between MAC, as landlord and optionor, and Mortgagor, as tenant and optionee, as amended and assigned, a memorandum of which was recorded on April 11, 2002 in the Official Records as Instrument No. 2032159, as amended by that certain Modification of Lease and Option Agreement dated as of August 20, 2004, a memorandum of which was recorded in the Official Records on February 27,2006 as Instrument No. 2006019029, and further amended by that certain Second Modification of Employee Parking Structure Lease and Option Agreement (Block 576, Lot 1.05) dated March 23, 2010, a modification of memorandum for which dated as of August 6, 2010 is being recorded concurrently herewith in the Official Records, and as further amended by the Landlord’s Agreement and Estoppel, and as further assigned, modified, extended or renewed from time to time.

“Employee Parking Parcel Purchase Option” means Mortgagor’s right and option to purchase the fee interest in that portion of the Leasehold Site demised by the Employee Parking Structure Ground Lease, which option is governed by the terms and conditions set forth in Section 39 of the Employee Parking Structure Ground Lease.

“Event of Default” has the meaning set forth in Section 3.1 hereof.

“Event of Loss” means relative to any property or asset (tangible or intangible, real or personal), (i) any loss, destruction or damage of such property or asset, (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of all or a part of such property or asset, or confiscation of all or a part of such property or asset or the requisition of the use of all or a part of such property or asset or (iii) any settlement in lieu of clause (ii).

“Excluded Property” has the meaning set forth in the Security Agreement; provided, however, that in the event of the termination or elimination of any prohibition or the requirement for any consent contained in any law, rule, regulation, agreement, document or instrument to the extent sufficient to permit any Excluded Property to become Mortgaged Property hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in and Hen on such Excluded Property shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be mortgaged, assigned, pledged and granted to the Mortgagee and shall be included as Mortgaged Property hereunder.

“Fee Site” the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit A attached hereto and incorporated herein by reference, including any after acquired title thereto.

“FF&E” means all furniture, fixtures, equipment, apparatus, appurtenances, inventory and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but

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unattached to, any part of the Site or Improvements whether or not the same constitutes real property or fixtures in the State of New Jersey, and including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, laundry, ventilating, air conditioning, refrigerating, incinerating, cleaning, and or lifting equipment, all elevators, escalators, and elevator and escalator plants, vacuum cleaning systems, public address and communications systems, switchboards, security and surveillance equipment and devices, power equipment, transformers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, engines, motors, compressors, machinery, pipes, appliances, equipment, fittings, conduits, fixtures, and building materials, all exercise equipment, all financial equipment, computer equipment, calculators, adding machines, video game machines, and any other electronic equipment of every nature used or located on any part of the Site or Improvements, together with all Venetian blinds, shades, awnings, screens, draperies, drapery and curtain rods, carpeting, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, cooking facilities, stoves, ranges and ovens, microwave units, bakery equipment, garbage disposals, dishwashers, dishes, china, flatware, utensils, glassware and barware, all stock pots, and all other pots and pans and other kitchen and/or food, beverage and liquor handling, preparation, serving and storage equipment, tables, desks, chairs, chests, cabinets, mantels, plants, shrubbery, ground maintenance equipment, and any and all such property which is at any time installed in, affixed to or placed upon the Site or Improvements.

“FF&E Financing” means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisition of or the incurrence of capitalized lease liabilities by the Borrower with respect to the FF&E.

“Ground Lease” means, collectively, the Employee Parking Structure Ground Lease, the Surface Parking Lot Lease, the Restaurant Expansion Ground Lease, Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease, and the Alternate Parking Lease.

“Ground Leasehold Estate” has the meaning set forth in Section 1.18 hereof.

“Impositions” means any real estate tax, payment in lieu of taxes or other assessment levied, assessed or imposed against the Site, and any water rates, sewer rentals or other governmental, municipal or public dues, charges or impositions, of every nature and to whomever assessed, that may now or hereafter be levied or assessed upon the Site.

“Improvements” means (i) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Site or any real property encumbered hereby, and (ii) all FF&E, of every nature whatsoever now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Site or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such property, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered.

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“Intangible Collateral” means (i) the rights to use all names and all derivations thereof now or hereafter used by Mortgagor in connection with the Site or Improvements, including, without limitation, the name “The Borgata,” including any variations thereon, together with the goodwill associated therewith, and all names, logos, and designs used by Mortgagor, or in connection with the Site or in which Mortgagor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Site or Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Site or Improvements, including, without limitation, any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (ii) subject to the absolute assignment contained herein, the Rents; (iii) any and all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals, signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Mortgagor and its subsidiaries), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and alt other claims, including without limitation condemnation awards and insurance proceeds, and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Mortgaged Property and the Improvements and in which Mortgagor now or hereafter has rights; and (iv) general intangibles, vacation license resort agreements or other time share license or right to use agreements, including without limitation all rents, issues, profits, income and maintenance fees resulting therefrom, whether any of the foregoing is now owned or hereafter acquired.

“Landlord’s Agreement and Estoppel” means that certain Landlord’s Agreement and Estoppel Certificate dated as of August 6, 2010 by and among Mortgagor, Mortgagee and, James R. Zazzali, as trustee under that certain Trust Agreement dated March 24, 2010 by and among MGM Mirage, a Delaware corporation, for itself and on behalf of MAC, MAC, and the State of New Jersey, Department of Law and Public Safety, Division of Gaming Enforcement and being recorded concurrently herewith in the Official Records, as assigned, modified, extended or renewed from time to time.

“Leasehold Site” means (i) the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit B attached hereto and incorporated herein by reference, including, without limitation, any after acquired title thereto, and related Easements thereunder, (ii) the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit C attached hereto and incorporated herein by reference, including, without limitation, any after acquired title thereto and related Easements thereunder, (iii) the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit D attached hereto and incorporated by reference, including, without limitation, any after acquired title thereto and related Easements thereunder, (iv) the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit E attached hereto and incorporated herein by reference, including, without limitation, any after acquired title thereto and related Easements thereunder, and (v) the real property situated in the County of Atlantic, State of New Jersey, more specifically described in Exhibit F attached hereto

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and incorporated herein by reference, including, without limitation, any after acquired title thereto and related Easements thereunder.

“Loss Proceeds” means all awards, amounts, damages, compensation, payments, settlements and proceeds (including instruments) in respect of any Event of Loss, including the proceeds of any insurance policy required to be maintained by Borrower or Mortagor under the Indebtedness Documents and awards or settlements from any condemnation.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, operations, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Mortgagor, Borrower or any Guarantor taken as a whole; (b) a material impairment of the ability of Mortgagor, Borrower or any Guarantor to perform their obligations under any Indebtedness Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Mortgagor, Borrower or any Guarantor of any Indebtedness Document to which it is a party.

“Material Space Lease” means any Space Lease giving a Space Lessee the exclusive right to use, operate or occupy more than five thousand (5,000) square feet of the Site. In no event shall a room rental in the hotel constitute a Material Space Lease.

“Mortgage” means this Fee and Leasehold Mortgage, Assignment of Rents and Leases and Security Agreement as it may be amended, increased or modified from time to time.

“Mortgaged Property” means all of the property described in Granting Clauses (A) through (Q) below, inclusive, and each item of property therein described, but excluding the Excluded Property.

“Obligations” means the “First Lien Obligations” as defined in the Intercreditor Agreement,

“Official Records” means the Official Records of Atlantic County, New Jersey.

“Operating Agreement” has the meaning set forth in the Ground Lease.

“Perfection Certificate” shall mean that certain Perfection Certificate of even date herewith made by Mortgagor and Borrower for the benefit of Mortgagee.

“Permitted Liens” shall mean Liens permitted by the Credit Agreement that are not prohibited by any Additional First Lien Agreement (as defined in the Intercreditor Agreement).

“Personal Property” has the meaning set forth in Section 1.13 hereof.

“Proceeds” has the meaning assigned to it under the UCC and, in any event, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property, casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel

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paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Site or the Improvements and all rights and remedies of whatever kind or nature Mortgagor may hold or acquire for the purpose of securing or enforcing any obligation due Mortgagor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Instrumentality; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Mortgaged Property; and (v) any and all other amounts from time to time paid or payable in connection with any of the Mortgaged Property; provided, however, that the Mortgagor is not authorized to dispose of any of the Mortgaged Property, except as expressly set forth in the Indebtedness Documents.

“Purchase Option” means, collectively, the Employee Parking Parcel Purchase Option, the Restaurant Expansion Parcel Purchase Option, the Tower Expansion Parcel Purchase Option and the Alternate Parking Parcel Purchase Option.

“Reciprocal Easement Agreement” means that certain Reciprocal Easement Agreement dated December 13,2000, by and between MAC and Mortgagor, recorded December 15, 2000 in Book 6848 as Instrument No. 142856 in the Official Records, as amended by the Landlord’s Agreement and Estoppel, and as further assigned, modified, extended or renewed from time to time.

“Rents” means all rents, issues, profits, revenue, royalties, income, proceeds, earnings and other benefits, including, without limitation, prepaid rents, security deposits, and impound accounts derived from (i) the operation of the Leasehold Site and the Improvements thereon as a parking structure, and (ii) any Space Lease, sublease, license, franchise, occupancy or other agreement now existing or hereafter created affecting all or any portion of the Site or the Improvements or the use or occupancy thereof.

“Restaurant Expansion Ground Lease” means that certain Expansion Ground Lease Agreement dated as of January 1, 2005, by and between MAC, as landlord, and Mortgagor, as tenant, as amended and assigned, a memorandum of which was recorded on December 5, 2005 in the Official Records as Instrument No. 2005126099, and as amended by that certain Modification of Expansion Ground Lease (Block 576, Lot 1.08), a modification of memorandum for which dated as of August 6, 2010 is being recorded concurrently herewith in the Official Records, and as further amended by the Landlord’s Agreement and Estoppel, and as further assigned, modified, extended or renewed from time to time.

“Restaurant Expansion Parcel Purchase Option” means Mortgagor’s right and option to purchase the fee interest in that portion of the Leasehold Site demised by the Restaurant Expansion Ground Lease, which option is governed by the terms and conditions set forth in Section 43 of the Restaurant Expansion Ground Lease.

“Secured Parties” means the “First Lien Secured Parties” as defined in the Intercreditor Agreement.

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“Site” means, collectively, the Fee Site and the Leasehold Site,

“Space Leases” means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, arrangements and all other agreements affecting the Mortgaged Property, that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person (i) the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Site or Improvements or (ii) the right to enter upon or use any of the Mortgaged Property to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Mortgage, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Site, the Improvements or any part thereof.

“Space Lessee(s)” means any and all tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Leases.

“Surface Parking Lot Lease” means that certain Surface Lot Ground Lease dated as of August 20, 2004, by and between MAC, as landlord, and Mortgagor, as tenant, as amended and assigned, a memorandum of which was recorded on December 5, 2005, in the Official Records, as Instrument No. 2005126098, and as amended by that certain Modification of Surface Lot Ground Lease (Block 576, Lot 1.07) dated March 23, 2010, a modification of memorandum for which dated as of August 6, 2010 is being recorded concurrently herewith in the Official Records, and as further amended by the Landlord’s Agreement and Estoppel and as further assigned, modified, extended or renewed from time to time.

“Tangible Collateral” means all personal property, goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Site or the Improvements and/or used in the operation of the hotel, casino, restaurants, stores, parking facilities, and all other commercial operations on the Site or Improvements, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Mortgage and including all property and materials stored therein in which Mortgagor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Site or Improvements, and all construction materials and all furnishings, fixtures and equipment, including, but not limited to, all FF&E and all equipment and devices which are or are to be installed and used in connection with the operation of the Site or the Improvements, those items of furniture, fixtures and equipment which are to be purchased or leased by Mortgagor, machinery and any other item of personal property in which Mortgagor now or hereafter owns or acquire an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Site or the Improvements and all present and future right and interest of Mortgagor in and to any casino operator’s agreement, license agreement or sublease agreement used in connection with the Site or the Improvements.

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“Tower Expansion Parcel Purchase Option” means Mortgagor’s right and option to purchase the fee interest in that portion of the Leasehold Site demised by the Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease, which option is governed by the terms and conditions set forth in Section 44 of the Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease.

“UCC” means the Uniform Commercial Code in effect in the State of New Jersey from time to time.

Any capitalized terms used in this Mortgage which are not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement, and in the event that the Credit Agreement is terminated or no longer in effect for any reason, any such term shall be deemed to have the meaning set forth in the Credit Agreement as in effect immediately prior to the termination thereof. Any capitalized term defined herein by reference to the Intercreditor Agreement shall, in the event that the Intercreditor Agreement is terminated or no longer in effect for any reason, be deemed to have the meaning set forth in the Intercreditor Agreement as in effect immediately prior to the termination thereof.

W I T N E S S E T H:

In consideration of the recitals on the first page of this Mortgage and for TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the prompt payment and performance of the Obligations the Mortgagor does hereby ASSIGN, GRANT, BARGAIN, MORTGAGE, SELL, CONVEY, PLEDGE, RELEASE, HYPOTHECATE, WARRANT, AND TRANSFER WITH POWER OF SALE (i) unto the Mortgagee, for the benefit of Mortgagee and the ratable benefit of the Credit Agreement Secured Parties and (ii) unto the Mortgagee, for the benefit of Mortgagee and the ratable benefit of the Additional First Lien Secured Parties, all of Mortgagor’s right, title and interest in and to each of the following, except to the extent constituting Excluded Property, and shall collectively constitute the Mortgaged Property:

(A) the Site;

(B) TOGETHER WITH the Ground Lease, including, without limitation, the Purchase Option and the Easements;

(C) TOGETHER WITH the Improvements;

(D) TOGETHER WITH all Appurtenant Rights which now or hereafter shall in any way belong, relate or be appurtenant to the Site or the Improvements, whether now owned or hereafter acquired by Mortgagor;

(E) TOGETHER WITH the Tangible Collateral;

(F) TOGETHER WITH the Intangible Collateral;

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(G) TOGETHER WITH (i) all judgments and decrees, Loss Proceeds (including awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses (A) through (F) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A) through (F) hereof or any part thereof, or to any Appurtenant Rights thereto), and Mortgagee is hereby authorized to collect and receive said Loss Proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) all proceeds of any sales or other dispositions of the property or rights described in Granting Clauses (A) through (F) hereof or any part thereof whether voluntary or involuntary; provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A) through (F), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

(H) TOGETHER WITH, the absolute assignment of any Space Leases or any part thereof that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all “Cash Collateral” within the meaning of the Bankruptcy Code) arising from any such Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Mortgagee and the conditional permission hereinbelow given to Mortgagor to collect the Rents), (b) all guarantees, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to any Space Leases, (c) all of Mortgagor’s right, title, and interest under any Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee or licensee, or their successor(s), under any Space Lease(s), and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under any Space Leases, including Mortgagor’s right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify, or amend any Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to any Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any Space Leases and all obligations of the tenants thereunder based upon (A) any breach by such tenant under the applicable Space Lease (including any claim that Mortgagor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to the Bankruptcy Code) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of New Jersey or the Bankruptcy Code). Permission is hereby given to Mortgagor, so long as no Event of Default has occurred and is continuing hereunder, to enforce and collect and use the Rents, as they become due and payable, but not more than one (1) month in advance thereof, and subject to the terms of the Indebtedness Documents, enforce against any tenants under the Space Leases any remedies thereunder. Upon the occurrence of an Event of Default, the permission hereby given to Mortgagor to collect the Rents shall automatically terminate, but such permission shall be reinstated upon a cure or waiver in writing of such Event of Default. Mortgagee shall have the

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right, at any time and from time to time, to notify any Space Lessee of the rights of Mortgagee as provided by this Paragraph;

Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (H) shall not constitute an assignment for purposes of security but shall constitute an absolute and present assignment of the Rents to Mortgagee, subject, however, to the conditional license given to Mortgagor to collect and use the Rents and enforce the remedies under the Space Leases as hereinabove provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor;

(I) TOGETHER WITH any and all reimbursements and rights to payments, credits, offsets and refunds under any documents or agreements previously or hereafter entered into relating to the development and construction of the Site and/or Improvements and any side letters or related agreements between Mortgagor and any other party thereto;

(J) TOGETHER WITH any and all plans and specifications and all maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Site or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Mortgagor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Site or the Improvements or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Site and purchase contracts or any agreement granting Mortgagor a right to acquire any land situated within Atlantic County, New Jersey;

(K) TOGETHER WITH, any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights, contract rights now or hereafter obtained by Mortgagor from any Governmental Authority having or claiming jurisdiction over the Site, the FF&E, the Improvements, or any other element of the Mortgaged Property or providing access thereto, or the operation of any business on, at, or from the Site including, without limitation, any liquor or other licenses;

(L) TOGETHER WITH all water stock, water permits and other water rights relating to the Site;

(M) TOGETHER WITH all oil and gas and other mineral rights, if any, in or pertaining to the Site and all royalty, leasehold and other rights of Mortgagor pertaining thereto;

(N) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Mortgagor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Mortgagee pursuant to this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness Document granting a security interest to the Mortgagee, including, without

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limitation, any Future Advances (as defined in Section 4.2 hereof) or Protective Advances (as defined in Section 4.3 hereof) under this Mortgage; and all of Mortgagor’s right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Mortgagor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Mortgaged Property (including, without limitation, Mortgagor’s fee interest in any portion of the Leasehold Site demised by the Ground Lease upon Mortgagor’s acquisition thereof pursuant to the terms of the Purchase Option), and all conversions of any of the foregoing; it being the intention of Mortgagor that all property hereafter acquired by Mortgagor and required by this Mortgage, the Credit Agreement, the Indenture, or any other Indebtedness Document to be subject to the lien of this Mortgage or intended so to be shall forthwith upon the acquisition thereof by Mortgagor be subject to the lien of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and granted hereby or pursuant hereto, and Mortgagee is hereby authorized to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Mortgagor agrees to take any action as may reasonably be requested to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;

(O) TOGETHER WITH, all items set forth in Section 1.13 hereof, any and all Accounts Receivable and FF&E and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Mortgagee, who, except as otherwise expressly provided in this Mortgage (including, the provisions of Section 1.13 hereof), is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Obligations secured hereunder, whether or not then due and payable;

(P) TOGETHER WITH Proceeds of the foregoing property described in Granting Clauses (A) through (0); and

(Q) TOGETHER WITH Mortgagor’s rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clauses (A) through (P) inclusive, above, for debt or otherwise; and

Mortgagor, for itself and its successors and assigns, covenants and agrees to and with Mortgagee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Mortgagor has, and for so long as any of the Obligations remain outstanding, shall maintain, good right, full power and lawful authority to assign, grant, bargain, mortgage, sell, convey, pledge, release, hypothecate, warrant, and transfer its interests in the Mortgaged Property in the manner and form as aforesaid, and that the Mortgaged Property is, and for so long as any of the Obligations remain outstanding, shall remain free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, Permitted Encumbrances and Permitted Exceptions, and Mortgagor shall warrant and forever defend the above-bargained Mortgaged Property in the quiet and peaceable possession of Mortgagee and its successors and assigns against all and every person or persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for Permitted Liens,

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Permitted Encumbrances and Permitted Exceptions, Mortgagor agrees that any greater title to the Mortgaged Property hereafter acquired by Mortgagor during the term hereof shall be automatically subject hereto.

ARTICLE 1

COVENANTS OF MORTGAGOR

The Lenders have been induced to make the Loans, the Trustee has been induced to execute and deliver the Indenture and the Initial Purchasers have been induced to purchase the Senior Secured Notes on the basis of the following material covenants, all agreed to by Mortgagor:

1.1 Performance of Indebtedness Documents. Mortgagor shall perform, observe and comply with each and every provision hereof, each of the Obligations and each and every provision contained in the Indebtedness Documents and shall promptly pay to Mortgagee, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Mortgagor under this Mortgage and the other Indebtedness Documents.

1.2 General Representations. Covenants and Warranties. Mortgagor represents, covenants and warrants that: (a) all of Borrower’s and Mortgagor’s representations and warranties contained in the Indebtedness Documents are true, correct and complete in all material respects; (b) Mortgagor has, and for so long as any of the Obligations remain outstanding, shall maintain, good and marketable title to an indefeasible fee estate in the Fee Site and a ground leasehold estate in the Leasehold Site, in each case free and clear of all encumbrances except the Permitted Liens, the Permitted Encumbrances, and Permitted Exceptions and that it has the right to hold, occupy and enjoy its interest in the Mortgaged Property, and has good right, full power and lawful authority to subject the Mortgaged Property to the Lien of this Mortgage and to pledge the same as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Mortgaged Property in accordance with the terms hereof; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due (subject to the provisions of this Mortgage) where the failure to do so is reasonably likely to have a Material Adverse Effect; (d) the Site has frontage on, and shall have access through private roads on the Site (and on contiguous property with respect to which Mortgagor has rights of ingress and egress) for ingress and egress to dedicated street(s); (e) Mortgagor shall at all times conduct and operate the Mortgaged Property in a manner so as not to lose, or permit its affiliate to lose the right to conduct gaming activities at the Project; (f) Mortgagor acknowledges and agrees that it presently uses, and has in the past used, certain alternate, trade or fictitious names in connection with the operation of the business at the Mortgaged Property, including the name “The Borgata,” (the foregoing, the “Enumerated Names”; (g) as of the date hereof, the Mortgagor has neither received any notice of nor has any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and has no knowledge of any state of facts that may exist which could give rise to any such claims; and (h) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property other than as disclosed to the Mortgagee in the Perfection Certificate. For all purposes under this Mortgage it shall be deemed

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that the term “Mortgagor” includes, in addition to “Marina District Development Company, LLC,” all alternate, trade or fictitious names (including without limitation, all filings with County of Atlantic, New Jersey or the State of New Jersey for fictitious or alternate names as d/b/a’s) that Mortgagor (or any successor or assign thereof) now or hereafter uses, or has in the past used, including, without limitation, the Enumerated Names, with the same force and effect as if this Mortgage had been executed in all such names.

1.3 Compliance With Laws. Mortgagor shall, and shall cause all portions of the Mortgaged Property and its use and occupancy thereof to, fully comply in all material respects with all Laws at all times, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Mortgaged Property.

1.4 Taxes. Except as otherwise permitted by the Credit Agreement, the Indenture and the other Indebtedness Documents generally and within the definition of “Permitted Liens,” (a) unless otherwise paid by the respective ground lessor under the Ground Lease (with respect to the Leasehold Site), Mortgagor shall pay, and Mortgagee shall have no liability for, all Impositions as they become due and payable in connection with the Site and shall deliver to Mortgagee promptly upon Mortgagee’s request, evidence satisfactory to Mortgagee that the Impositions have been paid or are not delinquent; (b) Mortgagor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Site as a single lien, except as may be required by law; and (c) in the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the taxation of mortgages or obligations secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on this Mortgage or any other Indebtedness Document, Mortgagor shall pay all such Impositions and all payments required with respect to such Impositions.

1.5 Insurance.

(a) Hazard Insurance Requirements and Proceeds.

(1) Hazard Insurance. Mortgagor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Mortgagee, during the term of this Mortgage, insurance policies insuring the Mortgaged Property and liability insurance policies, all in accordance with the requirements of Section 6.07 of the Credit Agreement and all requirements of the other Indebtedness Documents (and in the event that the Credit Agreement is terminated or no longer in effect for any reason, such Section 6.07 shall be deemed to remain incorporated herein in the form in which the same is set forth therein as in effect immediately prior to the termination thereof, mutatis mutandis). Mortgagor shall promptly pay when due any premiums on such insurance policies and on any renewals thereof and all payments required with respect to the procurement of such insurance. In the event of the foreclosure of this Mortgage or any other transfer of title to the

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Mortgaged Property in extinguishment of the Obligations and other sums secured hereby, all right, title and interest of Mortgagee in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

(2) Handling of Proceeds. All Proceeds from any insurance policies shall be applied in accordance with the provisions of the Intercreditor Agreement and to the extent not inconsistent therewith Section 6.17 of the Credit Agreement and the other Indebtedness Documents.

(b) Notices Regarding Insurance Policies. Mortgagor covenants to promptly send to Mortgagee all notices relating to any violation of such policies or otherwise affecting Mortgagor’s insurance coverage or ability to obtain and maintain such insurance coverage.

1.6 Condemnation. After the occurrence and during the continuance of an Event of Default, Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to any condemnation and, to settle or compromise any claim in connection therewith, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to take any action in Mortgagor’s name pursuant to Mortgagee’s rights hereunder. Mortgagor from time to time shall execute and deliver to Mortgagee all instruments reasonably requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Mortgagee, and unless otherwise required, the foregoing permission shall, without more, be deemed sufficient to permit Mortgagee to participate in such proceedings on behalf of Mortgagor after the occurrence and during the continuance of an Event of Default. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, whether paid to Mortgagee or Mortgagor, are included in the Mortgaged Property. Mortgagee, after deducting therefrom all its expenses, including reasonable attorneys’ fees, shall apply all Loss Proceeds received by it in accordance with the Intercreditor Agreement and to the extent not inconsistent therewith the provisions of Section 6.17 of the Credit Agreement and the other Indebtedness Documents.

1.7 Care of Mortgaged Property. Mortgagor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Mortgaged Property or of any part thereof that in any manner materially impairs Mortgagee’s security hereunder or under any other Indebtedness Document and shall not take any action which will materially increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof. Except as permitted under the Credit Agreement, the Indenture and the other Indebtedness Documents, no material part of the Improvements or Tangible Collateral that are part of the Mortgaged Property shall be removed, demolished or materially altered, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Mortgagor shall have the right, without such consent, to remove and dispose of free from the lien of this Mortgage any part of the Improvements or Tangible Collateral (that is part of the Mortgaged Property) as from time to time may become worn out or obsolete, or otherwise not useful in connection with the operation of the Mortgaged Property, provided that either (i) such removal or disposition is not likely to have a Material Adverse Effect or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substantially equal utility and of a value at least

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substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject only to Permitted Liens), and by such removal and replacement Mortgagor shall be deemed to have subjected such replacement property to the lien of this Mortgage.

1.8 Leases.

(a) Mortgagor represents and warrants that, except as disclosed in the Perfection Certificate, as of the Effective Date Mortgagor has not entered into any Material Space Leases other than the Shop Leases and the Food and Beverage Leases (each as hereinafter defined).

(b) Mortgagor shall not enter into any Space Leases with respect to the Site except (i) Space Leases approved by the Mortgagee (which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed given if Mortgagee has not responded to Mortgagor’s request for such approval within ten (10) Business Days after the date on which the Mortgagor has delivered a copy of the proposed Space Lease to Mortgagee), (ii) shop or similar written leases reasonably necessary and consistent with the operation of a hotel/casino and related improvements (“Shop Leases”), or (iii) written leases or other agreements relating to the operation of food and beverage facilities at hotels and related facilities located on the Site, at rents, with tenant concessions and allowances, and for a term that is not more favorable to the tenant thereunder than those generally available for similar space in real estate similar in type, quality and location to the Site entered into by unrelated third parties (“Food and Beverage Leases”). No Material Space Lease, except the Shop Leases and Food and Beverage Leases, shall be modified, amended or supplemented in any material respect without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld or delayed, and which shall be deemed given if Mortgagee has not responded to Mortgagor’s request for such approval within ten (10) Business Days after the date on which the Mortgagor has delivered to Mortgagee a copy of the proposed amendment.

(c) After an Event of Default, Mortgagor shall deliver to Mortgagee the executed originals of all Material Space Leases with respect to the Fee Site and any Space Leases with respect to the Leasehold Site.

1.9 Further Encumbrance. Mortgagor acknowledges and confirms its agreement to be bound by the covenants and restrictions contained in the Credit Agreement, the Indenture and the other Indebtedness Documents applicable to the Mortgaged Property. Mortgagor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing. If Mortgagor shall default in its obligations under any FF&E Financing and such default constitutes an “Event of Default”, then the Mortgagee shall have the right, but not the obligation, to cure such default on Mortgagor’s behalf and any and all sums so expended by the Mortgagee shall be secured by this Mortgage and shall be repaid by Mortgagor upon demand, together with interest thereon at the Default Rate from the date of advance.

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1.10 Actions with Respect to Permitted Liens.

(a) If any action or proceeding shall be brought to foreclose any Permitted Lien (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), (i) no tenant of any portion of the Mortgaged Property shall be named by Mortgagor as a party defendant nor shall any action be taken with respect to the Mortgaged Property which would terminate any occupancy or tenancy of the Mortgaged Property, or any portion thereof, without the consent of Mortgagee; and (ii) any Rents, if collected through a receiver or by the holder of the Permitted Lien, shall be applied first to the obligations secured by this Mortgage, including principal and interest due and owing on or to become due and owing on the Obligations (in accordance with the Intercreditor Agreement), and then to the payment of maintenance expenses, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Mortgaged Property.

(b) Mortgagor agrees that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the Indebtedness Documents and other Obligations hereby secured without in any way vitiating or discharging Mortgagor’s or any guarantor’s, surety’s or endorser’s liability hereunder or upon the obligations hereby secured. No sale of the Mortgaged Property and no forbearance to any person with respect to this Mortgage and no extension to any person of the time for payment of the Obligations, and other sums hereby secured given by Mortgagee shall operate to release, discharge, modify, change or affect the original liability of Mortgagor, or such guarantor, surety or endorser either in whole or in part.

1.11 [Intentionally Omitted].

1.12 Further Assurances.

(a) At Mortgagor’s sole cost and without expense to Mortgagee, and subject in all events to compliance with the Gaming Laws and other applicable Laws, Mortgagor shall do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Mortgagee and take any other actions that are necessary, prudent, or reasonably requested by Mortgagee to perfect or continue the perfection and first priority of Mortgagee’s security interest in the Mortgaged Property, to protect the Mortgaged Property against the rights, claims, or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Mortgage, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

(b) Mortgagor shall forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, cause this Mortgage and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such

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manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Mortgagee to, the Mortgaged Property and the Personal Property.

1.13 Security Agreement and Financing Statements. Mortgagor (as debtor) hereby grants to Mortgagee (as creditor and secured party) a present and future security interest in, except to the extent constituting Excluded Property, all Accounts Receivable, Tangible Collateral, Intangible Collateral, FF&E, Improvements, all other personal property now or hereafter owned or leased by Mortgagor or in which Mortgagor has or will have any interest, to the extent that such property constitutes a part of the Mortgaged Property (whether or not such items are stored on the premises or elsewhere), Proceeds of the foregoing comprising a portion of the Mortgaged Property and all proceeds of insurance policies and awards arising therefrom and all proceeds, products, substitutions, and accessions therefor and thereto, subject to Mortgagee’s rights to treat such property as real property as herein provided (collectively, the “Personal Property”). Mortgagor shall execute any and all documents and writings, including without limitation financing statements pursuant to the UCC, as may be necessary or prudent to preserve and maintain the priority of the security interest granted hereby on property which may be deemed subject to the foregoing security agreement or as Mortgagee may reasonably request, and shall pay to Mortgagee on demand any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents. Mortgagor hereby authorizes and empowers Mortgagee to execute and file, on Mortgagor’s behalf, all financing statements and refiling and continuations thereof as advisable to create, preserve and protect said security interest (which empowerment shall be irrevocable as it is coupled with an interest). This Mortgage constitutes both a real property Mortgage and a “security agreement,” within the meaning of the UCC, and the Mortgaged Property includes both real and personal property and, subject to the limitations set forth herein, all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted to Mortgagee, as security for the Obligations, a security interest in the Mortgaged Property and the items set forth in this Section 1.13.

(a) Fixture Filing. Without in any way limiting the generality of the immediately preceding paragraph or of the definition of the Mortgaged Property, this Mortgage constitutes and shall be effective as Financing Statement filed as a fixture filing from the date of recording under the UCC. For such purposes, (i) the “debtor” is Mortgagor and its address is the address given for it in the initial paragraph of this Mortgage; (ii) the “secured party” is Mortgagee, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Mortgage; (iii) the real estate to which the fixtures are or are to become attached is Mortgagor’s interest in the Site and is legally described in Exhibits A through F, inclusive, attached hereto; (iv) the record owner of the fee interest in the real estate described in Exhibit A and the lessee interest in the real estate described in Exhibits B through F is Mortgagor; (v) the record owner of the fee interest in the real estate described in Exhibits B through F is James R. Zazzali, as trustee under that certain Trust Agreement dated March 24, 2010 by and among MGM Mirage, a Delaware corporation, for itself and on behalf of MAC, MAC, and the State of New Jersey, Department of Law and Public Safety, Division of Gaming Enforcement; and (vi) Mortgagor’s organizational number is 0600102581.

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(b) Remedies. This Mortgage shall be deemed a security agreement as defined in the UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall include any or all of (i) those prescribed herein, and (ii) those available under applicable law, and (iii) those available under the UCC, all at Mortgagee’s sole election. In addition, a photographic or other reproduction of this Mortgage shall be sufficient as a financing statement for filing wherever filing may be necessary to perfect or continue the security interest granted herein.

(c) Derogation of Real Property. It is the intention of the parties that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto as hereinabove stated that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded, as part of the real property encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. It is the intention of the parties that the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Mortgagor’s interest as lessor in any present or future Space Lease or rights to Rents, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this Mortgage or impugning the priority of Mortgagee’s real property lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of Mortgagee’s priority of interest to be effective against a particular class of persons, including but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

(d) Priority: Permitted Financing of Tangible Collateral. All Personal Property of any nature whatsoever which is subject to the provisions of this security agreement shall be purchased or obtained by Mortgagor in its name and free and clear of any lien or encumbrance, except for Permitted Liens, Permitted Encumbrances and Permitted Exceptions and the lien hereof, for use only in connection with the business and operation of the Site and the Improvements, and Mortgagor warrants and represents that Mortgagee’s security interest in the Personal Property is a validly attached and binding security interest, properly perfected and prior to all other security interests therein except as otherwise permitted in this Mortgage, the Credit Agreement, the Indenture and the other Indebtedness Documents.

(e) Presentation of Contractual Rights of Collateral. Mortgagor shall, prior to delinquency, default, or forfeiture, perform in all material respects all obligations

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and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit, or other authorization (i) under which it holds any Tangible Collateral or (ii) which constitutes part of the Intangible Collateral, except where Mortgagor is contesting such obligations in good faith.

(f) Removal of Collateral. Except as permitted in the Indebtedness Documents (while in effect) for damaged or obsolete Tangible Collateral which is either no longer usable or which is removed temporarily for repair or improvement or removed for replacement on the Mortgaged Property with Tangible Collateral of similar function or as otherwise permitted herein, none of the Tangible Collateral shall be removed from the Mortgaged Property without Mortgagee’s prior written consent.

(g) Change of Name. Mortgagor shall not change its corporate or business name without providing Mortgagee with the additional financing statement(s) and any other similar documents deemed reasonably necessary by Mortgagee to assure that its security interest remains perfected and of undiminished priority in all such Personal Property notwithstanding such name change.

1.14 Assignment of Rents and Leases. Effective upon the recordation of this Mortgage, the assignment of Rents and Leases set out above in Granting Clause (H) shall constitute an absolute and present assignment to Mortgagee, subject to the license herein given to Mortgagor to collect the Rents (including the Accounts Receivable, to the extent they are deemed to be Rents), and shall be fully operative without any further action on the part of any party, and Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all Rents and Space Leases. This is an absolute assignment and not an assignment for security only. Mortgagee shall be entitled upon the occurrence and during the continuance of an Event of Default hereunder to all Rents and to enter into the Site and the Improvements to collect all such Rents, provided, however, that Mortgagee shall not be obligated to take possession of the Mortgaged Property, or any portion thereof. The absolute assignment contained in Granting Clause (H) shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any Space Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof).

1.15 Expenses.

(a) Mortgagor shall pay when due and payable all costs, including without limitation, those reasonable appraisal fees, recording fees, taxes, abstract fees, title policy fees, escrow fees, attorneys’ and paralegal fees and expenses, travel expenses, fees for inspecting architect(s) and engineer(s) and all other reasonable costs and expenses of every character which may hereafter be incurred by Mortgagee or any assignee of Mortgagee in connection with the preparation and execution of the Credit Agreement, the Indenture and the other Indebtedness Documents, amendments thereto or instruments, agreements or documents of further assurance, the funding of the indebtedness secured hereby, and the enforcement of any Indebtedness Document;

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(b) Mortgagor shall, upon demand by Mortgagee, reimburse Mortgagee or any assignee of Mortgagee for all such expenses which have been incurred or which shall be incurred by it; and

(c) Mortgagor shall indemnify Mortgagee with respect to any transaction or matter in any way connected with any portion of the Mortgaged Property, this Mortgage, including any occurrence at, in, on, upon or about the Mortgaged Property (including any personal injury, loss of life, or property damage), or Mortgagor’s use, occupancy, or operation of the Mortgaged Property, or the filing or enforcement of any mechanic’s lien, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Mortgaged Property, including failure to comply with any Law or with any requirement of this Mortgage that applies to Mortgagor, except to the extent resulting from the gross negligence, fraud or willful misconduct of Mortgagee. If Mortgagee is a party to any litigation as to which either Mortgagor is required to indemnify Mortgagee (or is made a defendant in any action of any kind against Mortgagor or relating directly or indirectly to any portion of the Mortgaged Property) then, at Mortgagee’s direction, Mortgagor shall undertake Mortgagee’s defense, using counsel reasonably satisfactory to Mortgagee (and any settlement shall be subject to Mortgagee’s consent, which consent shall not be unreasonably withheld) and in any case shall indemnify Mortgagee against such litigation. Mortgagor shall pay all reasonable costs and expenses, including reasonable legal costs, that Mortgagee pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Mortgage shall be a demand obligation, shall be added to, and become a part of, the secured obligations under this Mortgage, shall be secured by this Mortgage, and shall bear interest at the Default Rate. Such indemnity shall survive any release of this Mortgage (and the termination of any Indebtedness Document) and any foreclosure with respect to any loss, cost or expense as a result of any matter that first arose prior to such release or foreclosure.

1.16 Mortgagee’s Care of Mortgagor’s Default. If Mortgagor defaults hereunder in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Mortgage or any other Indebtedness Document or any FF&E Financing, and such default constitutes an Event of Default, Mortgagee may, but is not obligated to, to preserve its interest in the Mortgaged Property, perform or observe the same, but only upon not less than five (5) Business Days notice to Mortgagor and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Mortgagee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Mortgagee, together with interest thereon at the Default Rate from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the lien of this Mortgage. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Site or any part thereof after the occurrence and during the continuance of an Event of Default for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. No exercise of any rights under this Section 1.16, or otherwise under this Mortgage, by Mortgagee shall cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

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1.17 Defense of Actions. Mortgagor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Mortgagee, and shall pay all costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys’ fees in any such action or proceeding in which Mortgagee may appear or may be joined as a party and in any suit brought by Mortgagee based upon or in connection with this Mortgage or any Indebtedness Document. Nothing contained in this Section shall, however, limit the right of Mortgagee to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Mortgagor.

1.18 Ground Lease Representations, Warranties and Covenants. Mortgagor covenants, warrants and agrees to and with Mortgagee and the other Secured Parties as follows with respect to the leasehold estate created by the Ground Lease (the “Ground Leasehold Estate”):

(a) The Ground Lease (including, without limitation, the Purchase Option) is in full force and effect and unmodified; all rents and other charges reserved in the Ground Lease have been paid to the extent payable to the date hereof; Mortgagor warrants and agrees to defend the Ground Leasehold Estate for the remainder of the term set forth therein, against each and every person claiming the same or any part thereof;

(b) Mortgagor will promptly pay after the same shall become due, but before delinquency, and secure proper receipts for all rents, taxes, assessments, charges and such other sums or amounts as are provided to be paid by Mortgagor under the provisions of the Ground Lease and likewise shall continuously and faithfully keep and perform each and all of the covenants, terms, obligations and provisions on the part of Mortgagor to be kept and performed under the Ground Lease and will do all other things necessary to preserve and keep unimpaired the rights of Mortgagor under the Ground Lease (including, without limitation, the Purchase Option);

(c) Mortgagor shall further promptly notify Mortgagee in writing (i) of any default on the part of the lessor under the Ground Lease (including, without limitation, the Purchase Option), or in the performance or observance of any of the material terms, covenants and conditions on the part of the lessor to be kept and performed under the Ground Lease (including, without limitation, the Purchase Option), or (ii) of the occurrence of any event which, with or without the lapse of time or the giving of notice, would constitute a default on the part of the lessor under the Ground Lease;

(d) Mortgagor shall promptly notify Mortgagee in writing of the giving to or service upon Mortgagor by the lessor under the Ground Lease of any notice of a material default on the part of Mortgagor thereunder in the performance or observance of any of the material terms, covenants and conditions to be kept, performed or observed by Mortgagor under the Ground Lease, and Mortgagor shall cause a copy of any material notice furnished or delivered to Mortgagor by the lessor under the Ground Lease to be delivered forthwith to Mortgagee;

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(e) Except in connection with the exercise of a Purchase Option whereby Mortgagor has acquired the fee interest in the applicable Leasehold Site with Mortgagee’s consent and granted a mortgage thereon in favor of, and in form and substance acceptable to, Mortgagee, Mortgagor will not surrender the Ground Lease (including, without limitation, the Purchase Option) or the Ground Leasehold Estate or the interest of Mortgagor in or under the Ground Lease, nor shall the Ground Lease (including, without limitation, the Purchase Option) be terminated or canceled by Mortgagor, nor shall Mortgagor, without the prior written consent of Mortgagee being first had and obtained, modify, change, supplement, amend or alter the Ground Lease (including, without limitation, the Purchase Option) or consent to any of the foregoing, and Mortgagor hereby transfers and relinquishes unto Mortgagee all rights, privileges and prerogatives of Mortgagor to terminate, cancel, modify, change, supplement, amend or alter the Ground Lease (including, without limitation, the Purchase Option), and any such termination, cancellation, modification, change, supplement, amendment or alteration of the Ground Lease (including, without limitation, the Purchase Option) made, suffered to be made, or consented to by Mortgagor without the prior written consent thereto on the part of Mortgagee being first had and obtained, shall be void and of no force or effect;

(f) Mortgagor shall exercise any, if any, option to renew or extend the Ground Lease if, at the time such option becomes exercisable, any Obligations secured hereby has not been fully paid (or satisfied) and discharged and Mortgagor shall give written confirmation thereof to Mortgagee within ten (10) days after the date on which such option first becomes exercisable; and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, with power of substitution, to exercise such option on behalf of Mortgagor if Mortgagor is required under the foregoing provisions to exercise said option but for any reason fails or refused to exercise said option within a reasonable time prior to the expiration of Mortgagor’s time to exercise the option;

(g) Mortgagor shall, within fifteen (15) days after request by Mortgagee, use commercially reasonable efforts to obtain at no cost to Mortgagee from the lessor under the Ground Lease and deliver to Mortgagee a lessor’s estoppel certificate in form and substance reasonably satisfactory to Mortgagee (but subject to the requirements and limitations of the Ground Lease);

(h) Mortgagor covenants and agrees that there shall not be a merger of the Ground Lease or of the Ground Leasehold Estate with the fee estate in the property subject to the Ground Lease by reason of said leasehold estate or fee estate, or any part of either, coming into common ownership unless Mortgagee shall consent in writing to such merger; and if Mortgagor shall acquire such fee estate, then the lien of this Mortgage shall simultaneously and without further action become extended so as to become a lien on such fee estate in addition to remaining alien on said leasehold estate and Mortgagor will at its own cost and expense forthwith execute, acknowledge and deliver to Mortgagee at Mortgagee’s request such further instruments and documents as may be requested by Mortgagee for the purpose of further evidencing and confirming such lien on such fee estate;

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(i) Mortgagor covenants and agrees that if at any time Mortgagor fails to comply folly or in a timely manner with any of the Mortgagor’s obligations under the Ground Lease (including, without limitation, the Purchase Option), and such failure threatens the value or existence of Mortgagee’s security hereunder or Mortgagee is given the right to cure Mortgagor’s defaults under the terms of the Ground Lease (including, without limitation, the Purchase Option), Mortgagee may, without obligation to do so and without notice to or demand upon Mortgagor and without relieving Mortgagor from any obligation hereunder or removing or waiving any corresponding default hereunder, perform on behalf of Mortgagor any such obligations, and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Mortgagee in connection therewith shall be repayable by Mortgagor, with interest thereon at the Default Rate, without demand and shall be secured hereby; provided that the foregoing shall not be construed to require Mortgagee to incur any expense or take any action with action with respect to Mortgagor’s failure to comply with any of Mortgagor’s obligations under the Ground Lease (including without limitation reasonable attorneys’ fees);

(j) Mortgagor hereby unconditionally assigns, transfers, and sets over to Mortgagee all of Mortgagor’s claims and rights to any damages arising from any rejection of the Ground Lease (including, without limitation, the Purchase Option) by the lessor under the Ground Lease pursuant to the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor with respect to any claim, suit, action, or proceeding relating to the rejection of the Ground Lease (including, without limitation, the Purchase Option) by the lessor, including, but not limited to, the right to file and prosecute in any case under the Bankruptcy Code, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices, or other documents; provided that the foregoing shall not be construed to require Mortgagee to incur an expense or take any action relating to the rejection of the Ground Lease (including, without limitation, the Purchase Option) by the lessor. This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims and rights, and shall continue in effect until all of the Obligations secured by this Mortgage have been satisfied and discharged in full. Any amounts received by Mortgagee as damages from the lessor’s rejection of the Ground Lease shall be applied first to the payment of all costs and expenses (including, but not limited to, legal fees and disbursements) paid or incurred by Mortgagee in obtaining such damages and then to the payment of the Obligations secured by this Mortgage, in any order that Mortgagee chooses. Upon demand, Mortgagor shall pay to Mortgagee all of the foregoing costs and expenses not satisfied by the amounts received by Mortgagee as damages. Any such costs or expenses not paid by Mortgagor upon demand shall be added to the Obligations secured by this Mortgage, shall bear interest at the Default Rate, and shall be secured by the lien of this Mortgage;

(k) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code (11 U.S.C. § 365(h)), including, but not limited to, all of Mortgagor’s rights to remain in possession of the Leased Property;

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(l) Mortgagor shall not elect to treat the Ground Lease (including, without limitation, the Purchase Option) as terminated under Section 365(h)(1) of the Bankruptcy Code (11 U.S.C. § 365(h)(1)) without Mortgagee’s prior written consent. Any such election without Mortgagee’s prior written consent shall be void and of no force or effect;

(m) If, pursuant to Section 365(h)(1)(B) of the Bankruptcy Code (11 U.S.C. § 365(h)(1)(B)), Mortgagor seeks to offset against the rent reserved in the Ground Lease the amount of any damages caused by the non-performance by the lessor under the Ground Lease of any of such lessor’s obligations under the Ground Lease after the rejection by such lessor of the Ground Lease pursuant to the Bankruptcy Code, Mortgagor, prior to making such offset, shall notify Mortgagee of Mortgagor’s intent to do so, setting forth the amounts proposed to be offset and the basis for such offset. Mortgagee shall have the right to object to all or any part of such offset, and, in the event of such objection, Mortgagor shall not offset any of the amounts objected to by Mortgagee. If Mortgagee has failed to object to Mortgagor’s proposed offset within ten (10) days after receipt of written notice from Mortgagor in accordance with the first sentence of this paragraph, Mortgagor may proceed to offset all or any part of the amounts set forth in Mortgagor’s notice. Neither Mortgagee’s failure to object to Mortgagor’s proposed offset, nor any objection or other communication between Mortgagee and Mortgagor relating to such offset shall constitute an approval of any such offset by Mortgagor. Mortgagor shall defend and hereby indemnifies and holds Mortgagee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs, and expenses of every nature whatsoever (including, but not limited to, legal fees and disbursements) arising from or relating to any offset by Mortgagor against the rent reserved in the Ground Lease;

(n) In the event any action, proceeding, motion, or notice shall be commenced or filed with respect to Mortgagor or the Ground Lease, or the collateral secured hereby in connection with any case under the Bankruptcy Code, Mortgagee shall have the option, to the exclusion of Mortgagor, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation or matter with counsel of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation or matter, and Mortgagor shall execute any and all powers, authorizations, consents, and other documents required by Mortgagee in connection therewith. Upon demand, Mortgagor shall pay to Mortgagee all costs and expenses (including, but not limited to, legal fees and disbursements) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such litigation or matter. Any such costs or expenses not paid by Mortgagor upon demand shall be added to the Obligations secured by this Mortgage, shall bear interest at the Default Rate, and shall be secured by the lien of this Mortgage. Mortgagor shall not commence any action, suit, proceeding, or case, or file any application or make any motion, with respect to the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee;

(o) Mortgagor promptly shall notify Mortgagee of any information Mortgagor receives about any filing by or against the lessor under the Ground Lease of a petition under the Bankruptcy Code. Mortgagor shall provide all information available to

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Mortgagor as of the date of such filing, including, but not limited to, the court in which such petition was filed and the relief sought therein. Mortgagor promptly shall deliver to Mortgagee copies of any and all notices, summons, pleadings, applications, and other documents received by Mortgagor in connection with any such petition and any proceedings relating to such petition;

(p) In the event there is filed by or against Mortgagor a petition under the Bankruptcy Code, and Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease (including, without limitation, the Purchase Option) pursuant to Section 365(a) of the Bankruptcy Code (11 U.S.C. § 365(a)), Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor intends to file its motion with the bankruptcy court for authority to reject the Ground Lease (including, without limitation, the Purchase Option). Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten-day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Ground Lease (including, without limitation, the Purchase Option) to Mortgagee pursuant to Section 365 of the Bankruptcy Code, and (ii) Mortgagee covenants to cure or provide adequate assurances of future performance under the Ground Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence of this paragraph, Mortgagor shall not seek authorization to reject the Ground Lease (including, without limitation, the Purchase Option) and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been served upon Mortgagor, subject to the performance by Mortgagee of the covenant provided for in clause (b) of the preceding sentence. Effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the bankruptcy court for an order extending the period during which the Ground Lease (including, without limitation, the Purchase Option) may be reject or assumed.

1.19 Future Expansion. Prior to entering into any new leases or occupancy agreements for any future expansion permitted under the Indebtedness Documents, Mortgagor shall deliver a copy thereof to Mortgagee for Mortgagee’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed given if Mortgagee has not responded to Mortgagor’s request for such approval within thirty (30) days after the date on which Mortgagee has delivered to Mortgagee a copy of the proposed agreement, with such copy delivered in accordance with Section 5.2 hereof. Mortgagor shall also enter into any such modifications to this Mortgage sufficient to subject Mortgagor’s leasehold interest in such lease or occupancy agreements to the lien of this Mortgage and cause to be delivered such title endorsements to the title insurance policy insuring the lien of this Mortgage as may be reasonably requested by Mortgagee. Mortgagor agrees not to commence any material construction activities with respect to any expansion until Mortgagee has approved (or is deemed to have approved, as provided above) a new lease or occupancy agreement demising any real property necessary for any permitted future expansion.

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ARTICLE 2

INDEBTEDNESS DOCUMENTS PROVISIONS

2.1 Interaction with Indebtedness Documents.

(a) Incorporation by Reference. Subject to the Intercreditor Agreement, all terms, covenants, conditions, provisions and requirements of the Indebtedness Documents are incorporated by reference in this Mortgage, and any representations or warranties therein of the Mortgagor are reaffirmed and hereby made to the Mortgagee.

(b) Conflicts. In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern. In the event of any conflict or inconsistency between the provisions of this Mortgage and those of any other Indebtedness Document, the provisions of such other Indebtedness Document shall govern to the extent not in conflict with the Intercreditor Agreement.

2.2 Other Collateral. This Mortgage is one of a number of security agreements to secure the debt delivered by or on behalf of Borrower pursuant to the Credit Agreement, the Indenture and the other Indebtedness Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under the Credit Agreement, Indenture and certain other Indebtedness Documents or otherwise (such as by separate future unrecorded agreement between Mortgagor and Mortgagee), other collateral for the Obligations secured hereunder (i.e., collateral other than the Mortgaged Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Mortgage. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Mortgaged Property created and continued by this Mortgage. No such release shall impair the priority of the lien of this Mortgage. By accepting its interest in the Mortgaged Property, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Mortgagee.

ARTICLE 3

DEFAULTS

3.1 Event of Default. The term “Event of Default,” wherever used in this Mortgage, shall mean (a) any one or more of the events of default under any of the Indebtedness Documents (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), or (b) a default by Mortgagor under the Ground Lease (after the expiration of any applicable notice, cure or grace periods).

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ARTICLE 4

REMEDIES

4.1 Acceleration of Maturity. If an Event of Default occurs and is continuing, Mortgagee may but shall not be obligated to (except that such acceleration with respect to the Loans shall be automatic if any Event of Default under Section 8.01(f) of the Credit Agreement shall occur and such acceleration with respect to the Senior Secured Notes shall be automatic if any Event of Default under Sections 6.01(g) or (h) of the Indenture shall occur), declare all or any part of the Obligations and all indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Mortgagor waives) notwithstanding anything in this Mortgage or any Indebtedness Document or applicable law to the contrary. Any action or inaction of the Mortgagee in connection with this Mortgage shall be governed by and subject to the Intercreditor Agreement.

4.2 Future Advances. This Mortgage shall secure all of the Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement, the Indenture or the other Indebtedness Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement, the Indenture and the other Indebtedness Documents, but also any and all other indebtedness which may hereafter be owing by the Mortgagor to the Secured Parties under the Credit Agreement, the Indenture and the other Indebtedness Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, the Indenture or the other Indebtedness Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not the Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage. All such advances shall constitute “Future Advances.”

4.3 Protective Advances. If Borrower or Mortgagor, as the case may be, fails to make any payment or perform any other obligation under the Notes, Senior Secured Notes or any other Indebtedness Documents prior to the expiration of any applicable grace period, then without thereby limiting Mortgagee’s other rights or remedies, waiving or releasing any of Borrower’s or Mortgagor’s obligations, or imposing any obligation on Mortgagee, Mortgagee may either advance any amount owing or perform any or all actions reasonably necessary to cure such default. All such advances shall constitute “Protective Advances.” Protective Advances shall bear interest at the Default Rate from the date so advanced until paid in full. No sums advanced or performance rendered by Mortgagee shall cure, or be deemed a waiver of any Event of Default.

4.4 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Mortgagee may institute an action, suit or proceeding in equity for specific performance of this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness

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Document, all of which shall be specifically enforceable by injunction or other equitable remedy. Borrower and Mortgagor each waive any defense based on laches.

4.5 Mortgagee’s Power of Enforcement.

(a) After deducting all costs, fees and expenses of Mortgagee and of this Mortgage, including, without limitation, costs of evidence of title and reasonable attorneys’ fees of Mortgagee in connection with a sale, Mortgagee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate (to the extent applicable) to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto as provided under applicable law.

(b) Subject to compliance with applicable Gaming Laws, if any Event of Default occurs and is continuing, Mortgagee may, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Mortgagee thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Mortgage in any manner provided by law for the foreclosure of mortgages on real property and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property or any portion thereof pursuant to the laws of the State of New Jersey or under the judgment or decree of a court or courts of competent jurisdiction, and Mortgagee shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys’ fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Indebtedness Documents, including the Credit Agreement and the Indenture; and (4) to pursue any other remedy available to it. Mortgagee may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both.

(c) The remedies described in this Section 4.5 may be exercised with respect to all or any portion of the Personal Property, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Mortgagee shall at any time be permitted to proceed with respect to all or any portion of the Personal Property in any manner permitted by the UCC. Mortgagor agrees that Mortgagee’s inclusion of all or any portion of the Personal Property (and all personal property that is subject to a security interest in favor, or for the benefit, of Mortgagee) in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

4.6 Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income.

(a) Subject to compliance with applicable Gaming Laws, if an Event of Default occurs and is continuing, (i) Mortgagor, upon demand of Mortgagee, shall

Book13179 CFN#2010047218	Page 32 of 65

forthwith surrender to Mortgagee the actual possession and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property including the Personal Property, without liability for trespass, damages or otherwise, and may exclude Mortgagor and its agents and employees wholly therefrom and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) Mortgagor shall pay monthly in advance to Mortgagee on Mortgagee’s entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

(b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property, the Personal Property or any part thereof after Mortgagee’s demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such property to Mortgagee and Mortgagor hereby specifically consents to the entry of such judgment or decree. Mortgagor or Borrower shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys’ and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(c) Subject to compliance with applicable Gaming Laws, upon every such entering upon or taking of possession, Mortgagee, or an agent thereof, may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

(i)	make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(ii)	insure or keep the Mortgaged Property insured;

(iii)	manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same;

(iv)

enter into agreements with others to exercise the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine; and, subject to the absolute assignment of the Rents and Leases to Mortgagee, Mortgagee may collect and receive all the Rents, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee, subject to the Intercreditor Agreement, may determine to (1) the payment of interest and principal due and payable under the Indebtedness Documents, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the

Book13179 CFN#2010047218	Page 33 of 65

Mortgaged Property or any part thereof, (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and (5) any other charges or costs required to be paid by Mortgagor or Borrower under the terms hereof; and

(v)	rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Mortgage.

Mortgagee shall surrender possession of the Mortgaged Property and the Personal Property to Mortgagor only when all accrued and unpaid interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Credit Agreement, the Indenture, this Mortgage or any other Indebtedness Document, shall have been paid in full. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

4.7 Leases. Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property, or any portion thereof. Unless otherwise agreed by Mortgagee, in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Mortgage; provided, however that (i) Mortgagee agrees to execute and deliver a Subordination, Nondisturbance and Attornment Agreement in connection with any Material Space Lease, (ii) Mortgagee agrees, upon the request of Mortgagor, to negotiate in good faith with respect to a Subordination, Nondisturbance and Attornment Agreement in connection with any other Space Lease with respect to the Fee Site, and (iii) from time to time Mortgagee may execute and record among the land records of the jurisdiction where this Mortgage is recorded, subordination statements with respect to such Space Leases as Mortgagee may designate, whereby the Space Leases so designated by Mortgagee shall be made superior to the lien of this Mortgage for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Mortgage and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that Mortgagor and Space Lessee recognize the right of Mortgagee to elect and to effect such subordination of this Mortgage and consents thereto.

4.8 Purchase by Mortgagee. Upon any foreclosure sale (whether judicial or nonjudicial), Mortgagee may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

4.9 Waiver of Appraisement, Valuation, Stay. Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim

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or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

4.10 Receiver. If an Event of Default occurs and is continuing, Mortgagee, to the extent permitted by law and subject to compliance with all applicable Gaming Laws, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Mortgagee. Mortgagee may have a receiver appointed without notice to Borrower or Mortgagor or any third party, and Mortgagee may waive any requirement that the receiver post a bond. Mortgagee shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Mortgagee’s behalf may be an Affiliate of Mortgagee. The expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Mortgagee under this Mortgage, the Credit Agreement, the Indenture, any other Indebtedness Document or otherwise available to Mortgagee and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by Mortgagee, whether received pursuant to this Section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

4.11 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage or the other Indebtedness Documents, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be materially prejudicial to Mortgagee’s interest hereunder.

4.12 Proofs of Claim. In the case of any receivership, insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, or Borrower or, to the extent the same would result in an Event of Default hereunder, any Subsidiary, or any guarantor, co-maker or endorser of any of Mortgagor’s or Borrower’s

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obligations, their respective creditors or Mortgagor’s property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents in order to have its claims allowed in such proceedings for the entire amount due and payable by Borrower or Mortgagor under the Indebtedness Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor or Borrower after such date.

4.13 Borrower to Pay the Obligations on Any Default in Payment: Application of Monies by Mortgagee.

(a) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment from Mortgagor or Borrower, as the case may be, of any additional amounts then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest at the Default Rate in accordance with Section 4.20 hereof.

(b) Mortgagor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Mortgagee or other action by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Mortgagee hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

(c) Any monies collected or received by Mortgagee under this Section 4.13, or otherwise in connection with this Mortgage, shall be first applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of the Obligations in the manner set forth in the Intercreditor Agreement.

(d) The provisions of this Section 4.13 shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations.

4.14 Delay or Omission; No Waiver. No delay or omission of Mortgagee to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee whether contained herein or in the Notes, Senior Secured Notes, Credit Agreement, Indenture, Intercreditor Agreement, any other Indebtedness Document or otherwise available to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

4.15 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted

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in the Notes, Senior Secured Notes, Indenture, Credit Agreement, Intercreditor Agreement, Mortgage, or any other Indebtedness Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Mortgage or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Site (to the extent such consent is required); (f) consents to the granting of any easement on the Site (to the extent such consent is required); or (g) makes or consents to any agreement changing the terms of the Notes, the Senior Secured Notes, this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness Document for the benefit of Mortgagee subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness Document for the benefit of Mortgagee or otherwise of Borrower or Mortgagor, as the case may be, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien or security interest of this Mortgage be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this Section 4.15, In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property not permitted hereby or by the Credit Agreement, the Indenture, Intercreditor Agreement or any other Indebtedness Document, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness Documents, (i) in the case of any nonmonetary Event of Default, Mortgagee may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Mortgagee may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

4.16 Discontinuance of Proceedings; Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

4.17 Remedies Cumulative. No right, power or remedy, including without limitation remedies with respect to any security for the Obligations, conferred upon or reserved to Mortgagee by this Mortgage, the Credit Agreement, the Indenture, the Intercreditor Agreement or any other Indebtedness Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in

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addition to any other right, power and remedy given hereunder or under the Credit Agreement, the Indenture, the Intercreditor Agreement or any other Indebtedness Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee shall in its sole and absolute discretion deem advisable.

4.18 Interest After Event of Default. If an Event of Default of the type described in Section 8.01 of the Credit Agreement shall have occurred and is continuing, the Obligations and all sums outstanding and unpaid under this Mortgage and the other Indebtedness Documents shall, at Mortgagee’s option, bear interest at the Default Rate until such Event of Default has been cured or waived in writing. Mortgagor’s obligation to pay such interest shall be secured by this Mortgage.

4.19 Foreclosure; Expenses of Litigation. If Mortgagee forecloses, reasonable attorneys’ fees for services in the supervision of said foreclosure proceeding shall be allowed to the Mortgagee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ fees, appraiser’s fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring ail such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title reasonably necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage or any Indebtedness Document, the Mortgaged Property or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Borrower or Mortgagor, with interest thereon at the Default Rate, and shall be secured by this Mortgage.

4.20 Deficiency Judgments. If after foreclosure of this Mortgage there shall remain any deficiency with respect to any amounts payable under the Indebtedness Documents or hereunder or any amounts secured hereby, and Mortgagee shall have the right to institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. Mortgagor waives any defense to Mortgagee’s recovery against Borrower or Mortgagor of any deficiency after any foreclosure sale of the Mortgaged Property. Mortgagor expressly waives any defense or benefits that may be derived from any statute granting Mortgagor any defense to any such recovery by Mortgagee. In addition, Mortgagee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys’ fees, appraisal fees and the other costs, fees and expenditures referred to in Section 4.19 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.

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4.21 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY INDEBTEDNESS DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY INDEBTEDNESS DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.22 Exculpation of Mortgagee. The acceptance by Mortgagee of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee, be deemed or construed to make Mortgagee a “mortgagee in possession”; nor thereafter or at any time or in any event obligate Mortgagee to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Mortgaged Property, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Mortgagee, nor shall Mortgagee, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

ARTICLE 5

MISCELLANEOUS PROVISIONS

5.1 Heirs, Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage, by or on behalf of Borrower or Mortgagor or Mortgagee shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.

5.2 Addresses for Notices, Etc. All notices and other communications provided to any party hereto under this Mortgage or any other Indebtedness Document shall be in writing and addressed, delivered or transmitted to such party at the address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given if (x) hand delivered with receipt acknowledged by the recipient; (y) if mailed, upon the fifth (5th) Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested or (z) if by Federal Express or other nationally- recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service. Notices and other

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communications may be given by facsimile but shall be deemed to be received upon automatic facsimile confirmation of receipt thereof by the intended recipient machine therefor with the original of such notice or communication to be given in the manner provided in the second sentence of this Section; provided, however, that the failure to deliver a copy in accordance with the second sentence of this Section shall not invalidate the effectiveness of such facsimile notice.

Mortgagee:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, New York 10006

Attention:    CMES-Specialized Agency and Trust Administrator,

                       Marina District Finance Company

Telefax:        (212) 515-1576

With a copy to:	Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017-4611 Attn: Mildred Quinones-Holmes, Esq. Telefax: (212) 344-6101

Mortgagor:	Marina District Development Company, LLC One Borgata Way Atlantic City, New Jersey 08401 Attention: Robert Boughner Telefax: (609) 317-1056

and

Attention: Joseph A. Corbo, Jr., Esq. Telefax: (609) 317-1055

With a copy to:	Boyd Gaming Corporation 3883 Howard Hughes Parkway, 9th Floor Las Vegas, NV 89169 Attention: Josh Hirsberg Telefax: (702) 792-7214

and

Attention: Brian A. Larson, Esq. Telefax: (702) 696-1114

Any Person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that person, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until

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received by such other parties. Attorneys for the parties are authorized to give notices on behalf of their respective clients.

5.3 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

5.4 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Senior Secured Notes, the Indenture, the Credit Agreement, the Intercreditor Agreement or any other Indebtedness Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Indenture, the Notes, the Senior Secured Notes, the Credit Agreement, the Intercreditor Agreement or any other Indebtedness Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Mortgagor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

5.5 Changes and Priority Over Intervening Liens. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

5.6 Estoppel Certificates. Within ten (10) Business Days after Mortgagee’s written request, Mortgagor shall from time to time execute or cause Borrower to execute, a certificate, in recordable form (an “Estoppel Certificate”), stating, except to the extent it would be inaccurate to so state to Mortgagor’s or Borrower’s actual knowledge; (a) the current amount of the Obligations secured hereunder and all elements thereof, including principal, interest, and all other elements; (b) that neither Mortgagor nor Borrower has any defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Obligations secured hereunder; (c) that none of the Indebtedness Documents to which the Mortgagee is a party or which grants a security interest for the benefit of the Mortgagee have been amended, whether orally or in writing; (d) that neither Borrower nor Mortgagor has any claims against Mortgagee of any kind; (e) that any Power of Attorney granted to Mortgagee is in full force and effect; and (f) such other matters relating to this Mortgage, and each other Indebtedness Document to which the Mortgagee is a party or which grants a security interest for the benefit of the Mortgagee or the relationship of Mortgagor and Mortgagee as Mortgagee shall reasonably request. In addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances (“a” through “f’).

5.7 Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Notes, the Senior Secured Notes, the Indenture, the Credit Agreement and each other Indebtedness Document shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a counterclaim (other than a compulsory counterclaim) in any action or proceeding brought against it by Mortgagee and/or any Secured Party under the Credit Agreement, the Indenture or any other Indebtedness

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Document, or arising out of or in any way connected with this Mortgage, the Credit Agreement, the Indenture or any other Indebtedness Documents.

5.8 Governing Law. The Credit Agreement, the Indenture and the other Indebtedness Documents provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Mortgage shall also be construed under and governed by the laws of the State of New York; provided, however, that (i) the terms and provisions of this Mortgage pertaining to the priority, perfection, enforcement or realization by Mortgagee of its respective rights and remedies under this Mortgage with respect to the Mortgaged Property shall be governed and construed and enforced in accordance with the internal laws of the State of New Jersey (the “State”) without giving effect to the conflicts-of-law rules and principles of the State; (ii) Mortgagor and Borrower agree that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or nonjudicial) of the Mortgaged Property, or any portion thereof, or any other realization thereon by Mortgagee or any Secured Party, Mortgagee or such Secured Party, as the case may be, shall have the right to seek such a deficiency judgment against Mortgagor or Borrower, as the case may be, in the State; and (iii) Mortgagor and Borrower agree that if Mortgagee or any Secured Party obtains a deficiency judgment in another state against Mortgagor or Borrower, as the case may be, then Mortgagee or such Secured Party, as the case may be, shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states. Nothing contained in this Section shall be deemed to expand the limitations set forth in Section 10.17 of the Credit Agreement.

5.9 Required Notices. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following and shall promptly provide Mortgagee a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Instrumentality relating to all or any material part of the Mortgaged Property if such notice relates to a default or act, omission or circumstance which would result in an Event of Default after notice or passage of time or both; (ii) receipt of any notice from any Space Lessee under a Material Space Lease if such notice relates to a default or act, omission or circumstance which would result in an Event of Default after notice or passage of time or both; or (iii) any other event constituting an Event of Default hereunder.

5.10 Release of Mortgage. If the Obligations evidenced and secured by the Indebtedness Documents are indefeasibly paid and fully performed, then and in that event only, all rights under this Mortgage shall terminate except for those provisions hereof which by their terms survive, and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by the Mortgagee in due and recordable form at the Mortgagor’s out-of-pocket costs and expenses. No release of this Mortgage or the lien hereof shall be valid unless executed by the Mortgagee.

5.11 Attorneys’ Fees. Without limiting any other provision contained herein, or in any other Indebtedness Document, Borrower or Mortgagor agrees to pay all costs of Mortgagee incurred in connection with the enforcement of this Mortgage, the Indenture, the Credit Agreement or any other Indebtedness Document, including without limitation all reasonable attorneys’ fees whether or not suit is commenced, and including, without limitation, fees incurred

Book13179 CFN#2010047218	Page 42 of 65

in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.

5.12 Late Charges. By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right to collect any late charge thereon or interest thereon at the interest rate set forth in the Indebtedness Documents, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.

5.13 Cost of Accounting. Mortgagor shall pay to Mortgagee, for and on account of the preparation and rendition of any accounting, which Mortgagor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.

5.14 Right of Entry. Mortgagee may at any reasonable time or times and on reasonable prior written notice to Mortgagor make or cause to be made entry upon and inspections of the Mortgaged Property or any part thereof in person or by agent.

5.15 Corrections. Mortgagor shall, upon request of Mortgagee, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage (including, but not limited to, in the exhibits and schedules attached hereto) or in the execution or acknowledgment hereof, and shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Mortgagor’s properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

5.16 Subrogation. Should the proceeds of any loan or advance made by Mortgagee to Mortgagor or Borrower, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Mortgagee, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Mortgaged Property, or any part thereof, then, as additional security hereunder, Mortgagee shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

5.17 Joint and Several Liability. All obligations of Mortgagor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Mortgagor, without, however, creating a present or other lien or charge thereon.

5.18 Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations, or any part hereof.

5.19 Context. In this Mortgage, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.

Book13179 CFN#2010047218	Page 43 of 65

5.20 Time. Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to “days” in this Mortgage shall be deemed to mean “calendar days.”

5.21 Interpretation. As used in this Mortgage unless the context clearly requires otherwise: The terms “herein” or “hereunder” and similar terms without reference to a particular section shall refer to the entire Mortgage and not just to the section in which such terms appear; the term “lien” shall also mean a security interest, and the term “security interest” shall also mean a lien.

5.22 Amendments. This Mortgage may not be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Credit Agreement, the Indenture, the Intercreditor Agreement and the other Indebtedness Documents.

5.23 Accommodation of Mortgage. Mortgagor has executed and delivered this Mortgage as an accommodation instrument with the intent of subjecting its interests in the Mortgaged Property to the lien of this Mortgage as security for the Obligations in order to induce the Lenders to make the Loans, the Trustee to execute and deliver the Indenture and the Initial Purchasers to purchase the Senior Secured Notes. Mortgagor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

(a) Any right to require Mortgagee to proceed against Borrower, as maker of the notes evidencing the Obligations, or any other person or to proceed against or exhaust any other security held by Mortgagee at any time or to pursue any other remedy in Mortgagee’s power before exercising any right or remedy under this Mortgage.

(b) Any defense that may arise by reason of:

(i)	Mortgagee’s failure to proceed against Borrower’s property, or any other party against whom Mortgagee or any of the other Secured Parties might assert a claim, before proceeding against Mortgagor under this Mortgage; or

(ii)	The release, suspension, discharge or impairment of any of Mortgagee’s or any of the other Secured Parties’ rights against Borrower or any other party against whom Mortgagee or any of the other Secured Parties might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(iii)	Mortgagee’s failure to pursue any other remedies available to Mortgagee that would reduce the burden of the indebtedness secured hereby on Mortgagor’s interests in the Mortgaged Property; or

Book13179 CFN#2010047218	Page 44 of 65

(iv)	Any extension of the time for the payment or performance of any of Borrower’s or Mortgagor’s obligations under the Notes, the Senior Secured Notes, this Mortgage or any of the other Indebtedness Documents; or

(v)	Any amendment of this Mortgage, the Notes, the Senior Secured Notes or any of the other Indebtedness Documents, whether or not such amendment materially affects the risk that Mortgagor has assumed by executing this Mortgage; or

(vi)	The incapacity or lack of authority of Borrower or any person or persons; or

(vii)	The failure of Mortgagee or any of the other Secured Parties to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of any member or partner of Borrower or any other person or persons.

(c) Demand, protest and notice of any kind, including, without limitation, the following notices:

(i)	Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation; or

(ii)	Notice of any action or non-action on the part of Borrower or Mortgagee in connection with any obligation or evidence of indebtedness held by Mortgagee as collateral; or

(iii)	Notice of payment, performance, non-payment or non-performance by Borrower of the Obligations which are secured by this instrument.

(d) Any right to assert against Mortgagee any defense arising by reason of any claim or defense based upon an election of remedies by Mortgagee to foreclose, either by judicial foreclosure or by exercise of the power of sale, this Instrument, which in any manner impairs, reduces, releases, destroys or extinguishes Mortgagor’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Mortgagor to proceed against any other person or security. Mortgagor waives all rights and defenses to enforcement of all or any part of the indebtedness secured hereby which defenses are based on an election of remedies by Mortgagee, even though the election of remedies, such as nonjudicial foreclosure with respect to this instrument, will destroy Mortgagor’s rights of subrogation and reimbursement against Borrower by operation of applicable law where the Mortgaged Property is located.

(e) Any rights arising because of Mortgagor’s payment or satisfaction of the indebtedness secured hereby (i) against Borrower, by way of subrogation to the rights of Mortgagee or otherwise, or (ii) against any other guarantor or any other party obligated to

Book13179 CFN#2010047218	Page 45 of 65

pay any of the indebtedness secured hereby, by way of contribution or reimbursement or otherwise.

(f) Any duty on the part of Mortgagee to disclose to Mortgagor any default under the Notes, Senior Secured Notes or any other Indebtedness Documents.

(g) Any duty on the part of Mortgagee to disclose to Mortgagor any facts Mortgagee may now know or may hereafter know about Borrower or any successors in interest (if any) regardless of whether Mortgagee (i) has reason to believe that any such facts materially increase the risk beyond the risk which Mortgagor intends to assume by executing this Mortgage, (ii)has reason to believe that these facts are unknown to Mortgagor or (iii) has a reasonable opportunity to communicate such facts to Mortgagor, it being understood and agreed that Mortgagor is fully responsible for being and keeping informed of the financial condition of Borrower or any successor in interest of Borrower and of all circumstances bearing on the risk of non-payment of any indebtedness of Borrower to Mortgagee that is secured hereby,

(h) Any right to object to the release of any portions of the Mortgaged Property from the lien of this instrument notwithstanding the fact that such releases may be made without Mortgagee having received any or adequate consideration therefor.

5.24 Mortgagor further agrees that with respect to any Obligations which are secured hereby, Mortgagee may, in such manner and upon such terms and at such times as Mortgagee deems best and without demand or notice to or consent of Mortgagor (i) release any party now or hereafter liable for the performance of any such obligation, (ii) extend the time for the performance of any such obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

5.25 Before executing this Mortgage, Mortgagor has made such independent legal and factual inquiries and investigations as Mortgagor deemed necessary or desirable with respect to the ability of Borrower to honor all of Borrower’s covenants and agreements with Mortgagee, and Mortgagor has relied solely on said independent inquiries and investigations preparatory to entering into this Mortgage.

5.26 Concerning Mortgagee.

(a) The Mortgagee has been appointed as Collateral Agent pursuant to the Intercreditor Agreement, The actions of the Mortgagee hereunder are subject to the provisions of the Intercreditor Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the other Indebtedness Documents. The Mortgagee may employ agents, counsel, other consultants or professionals and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such parties selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor mortgagee, that successor mortgagee shall

Book13179 CFN#2010047218	Page 46 of 65

thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage and shall have no liability for any action or inaction of any successor mortgagee. After any retiring Mortgagee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

(b) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar property, instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.

(c) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

(d) With respect to any of its rights and obligations as a Secured Party, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term “Secured Parties,” “Secured Party” or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Secured Party. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.

(e) If any portion of the Mortgaged Property also constitutes collateral granted by Borrower or any Guarantor to the Mortgagee to secure the Obligations under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee shall select, upon direction as set forth in the Intercreditor Agreement, which provision or provisions shall control, unless the Mortgaged Property to which such conflict relates constitutes personal property, in which case the provisions of the Security Agreement shall control.

ARTICLE 6

POWER OF ATTORNEY

6.1 Grant of Power. Mortgagor irrevocably appoints Mortgagee and any successor thereto as its attorney-in-fact (which appointment Mortgagor hereby acknowledges is coupled with an interest), with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Mortgagor in its name, place and stead as hereinafter provided:

Book13179 CFN#2010047218	Page 47 of 65

(a) Possession and Completion. To take possession of the Site and the Improvements, remove all employees, contractors and agents of Mortgagor therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Site and the Improvements.

(b) Employment of Others. To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Mortgagee, in its discretion, deems proper for the completion of the Project, for the protection or clearance of title to the Site or Personal Property, or for the protection of Mortgagee’s interests with respect thereto.

(c) Security Guards. To employ watchmen to protect the Site and the Improvements from injury.

(d) Compromise Claims. To pay, settle or compromise all bills and claims then existing or thereafter arising against Mortgagor, which Mortgagee, in its discretion, deems proper for the protection or clearance of title to the Site or Personal Property, or for the protection of Mortgagee’s interests with respect thereto.

(e) Legal Proceedings. To prosecute and defend all actions and proceedings in connection with the Site or the Improvements.

(f) Other Acts. To execute, acknowledge and deliver all other instruments and documents in the name of Mortgagor that are necessary or desirable, to exercise Mortgagor’s rights under all contracts concerning the Site or the Improvements, including, without limitation, under any Space Leases, and to do all other acts with respect to the Site or the Improvements that Mortgagor might do on its own behalf.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

Book13179 CFN#2010047218	Page 48 of 65

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage to be effective as of the day and year first above written.

MORTGAGOR:		MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

		By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company Its: Sole Member

			By:	Boyd Atlantic City, Inc., a New Jersey corporation Its: Managing Member

				By:	/s/ Josh Hirsberg
				Name:	Josh Hirsberg
				Title:	Vice President

Witness:

/s/ Hugh T. Turner
By	Hugh T. Turner
(typed name)

S-1

Book13179 CFN#2010047218	Page 49 of 65

ACKNOWLEDGMENT

State of New Jersey	)
)ss.
County of Atlantic	)

On August 4, 2010, before me, MARGARET E. ELEVICH a Notary Public, personally appeared JOSH HIRSBERG (name), who stated to me that he is the Vice President of Boyd Atlantic City, Inc., a New Jersey corporation as managing Member of Marina District Development Holding Co., LLC as Sole Member of Marina District Development Company, LLC, whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Margaret E. Elevich
Notary Public
MARGARET E. ELEVICH
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires May 11, 2013

Book13179 CFN#2010047218	Page 50 of 65

EXHIBIT A

Legal Description of Fee Site

BEGINNING at a point, said point being intersection of a common corner between Lots 1.03 and 1.04, Block 576 with the northerly sideline of Huron Avenue and having New Jersey State Plane Coordinate of N 198,093.510, E 2,065,940.583 and running thence:

1.	Along aforesaid northerly sideline of Huron Avenue following three courses South 59 degrees 56 minutes 58 seconds West a distance of 46.09 feet to a point of curvature, thence;

2.	Southwesterly on a curve bearing to the right having a radius of 6607.00 feet, a length of 274.43 feet, having central angle of 02 degrees 22 minutes 46 seconds and whose chord bears South 61 degrees 08 minutes 22 seconds West a distance of 274.41 feet to a point of tangency, thence;

3.	South 62 degrees 19 minutes 46 seconds West a distance of 965.94 feet to a point, thence;

4.	Along a line North 27 degrees 40 minutes 14 seconds East a distance of 688.09 feet to a point, said point having New Jersey State Plane Coordinate of N 198,098.796, E 2,064,485.351, thence;

5.	Along common line between Lots 1.03 and 1.04, Block 576, following six courses North 47 degrees 48 minutes 08 seconds East (Not Radial) a distance of 81.20 feet to a point, thence;

6.	Northeasterly on a curve bearing to the right having a radius of 326.00 feet, a length of 186.68 feet, having central angle of 32 degrees 48 minutes 33 seconds and whose chord bears North 31 degrees 23 minutes 52 seconds West a distance of 184.14 feet to a point, thence;

7.	North 47 degrees 48 minutes 08 seconds East a distance of 112.36 feet to a point, thence;

8.	Northeasterly on a curve bearing to the left having a radius of 974.04 feet, a length of 200.63 feet, having central angle of 11 degrees 48 minutes 07 seconds and whose chord bears North 41 degrees 54 minutes 04 seconds East a distance of 200.28 feet to a point, thence;

9.	North 36 degrees 00 minutes 00 seconds East a distance of 356.62 feet to a point, thence;

10.	Northeasterly on a curve bearing to the left having a radius of 199.00 feet, a length of 59.54 feet, having central angle of 17 degrees 08 minutes 38 seconds and whose chord

A-1

Book13179 CFN#2010047218	Page 51 of 65

bears North 27 degrees 25 minutes 41 seconds East a distance of 59.32 feet to a point, thence;

11.	Along the same and beyond along a common line between Lots 1.03 and 1.07, Block 576, South 70 degrees 54 minutes 21 seconds East a distance of 562.14 feet to a point, thence;

12.	Along a common line between Lots 1.07 and 1.03, Block 576, and beyond along common line between Lots 1.04 and 1.03, Block 576 South 27 degrees 40 minutes 15 seconds East a distance of 676.15 feet to a point and place of BEGINNING.

BEING known and designated as Lot 1.03 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.03, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3,2010 and last revised August 4, 2010.

IN compliance with Chapter 157, Laws of 1977 premises herein are known as Lot 1.03 in Block 576 on the official tax map of Atlantic City, New Jersey.

A-2

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EXHIBIT B

Legal Description for the

Employee Parking Structure Ground Lease

BEGINNING at a point, said point being common corner to Block 576, Lots 1.10 at the intersection of the easterly line of a Service Road, thence:

1. Along the dividing line of Block 576, Lot 1.10, North 62 degrees 19 minutes 45 seconds East, a distance of 282.07 feet to a point common corner to Block 576, Lot 1.12, thence;

2. Along the dividing line of Block 576, Lot 1.12, South 27 degrees 38 minutes 58 seconds East, a distance of 294.23 feet to a point common corner to Block 576, Lot 1.08, thence;

Along the dividing line of Block 576, Lot 1.12, the following seven (7) courses:

3. South 62 degrees 21 minutes 21 seconds West, a distance of 181.03 feet to a point, thence;

4. South 27 degrees 38 minutes 39 seconds East, a distance of 8.88 feet to a point, thence;

5. South 62 degrees 21 minutes 21 seconds West, a distance of 61.67 feet to a point, thence;

6. North 27 degrees 38 minutes 39 seconds West, a distance of 63.54 feet to a point, thence;

7. South 62 degrees 21 minutes 21 seconds West, a distance of 38.22 feet to a point, thence;

8. South 27 degrees 38 minutes 39 seconds East, a distance of 12.24 feet to a point, thence;

9. South 62 degrees 21 minutes 21 seconds West, a distance of 38.17 feet to a point in the said line of a Service Road, thence;

Along the said line of the Service Road, the following three (3) courses:

10. North 70 degrees 54 minutes 22 seconds West, a distance of 53.65 feet to a point of curvature, thence;

11. Along a curve to the left, having a radius of 539.00 feet, a length of 50.45 feet and whose chord bears North 03 degrees 26 minutes 15 seconds East, a distance of 50.43 feet to a point of curvature, thence;

12. Along a curve to the left, having a radius of 400.00 feet, a length of 167.43 feet and whose chord bears North 11 degrees 14 minutes 04 seconds West, a distance of 166.21 feet to a point, thence;

B-1

Book13179 CFN#2010047218	Page 53 of 65

13. North 23 degrees 13 minutes 34 seconds West, a distance of 10.00 feet to the POINT OF BEGINNING.

BEING known and designated as Lot 1.05 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same parcel as shown on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3, 2010 and last revised August 4, 2010.

IN compliance with Chapter 157, Laws of 1977 premises herein are known as Lot 1.05, in Block 576, on the official tax map of Atlantic City, New Jersey.

B-2

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EXHIBIT C

Legal Description for the

Surface Parking Lot Lease

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic. County of Atlantic, State of New Jersey:

BEGINNING at a point in the easterly line of Block 576, Lot 1.12 and running thence:

Along the dividing line of Block 576, Lot 1.04 the following eight (8) courses:

1)	North 19 degrees 05 minutes 38 seconds East, a distance of 176.72 feet to a point, thence;

2)	South 70 degrees 54 minutes 22 seconds East, a distance of 886.00 feet to a point, thence;

3)	South 19 degrees 05 minutes 38 seconds West, a distance of 242.00 feet to a point, thence;

4)	North 70 degrees 54 minutes 22 seconds West, a distance of 54.00 feet to a point, thence;

5)	South 19 degrees 05 minutes 38 seconds West, a distance of 140.17 feet to a point of curvature, thence;

6)	Along a curve to the right having a radius of 96.00 feet, a length of 72.42 feet and whose chord bears South 40 degrees 42 minutes 19 seconds West, a distance of 70.72 feet to a point, thence;

7)	South 62 degrees 19 minutes 00 seconds West, a distance of 150.99 feet to a point, thence;

8)	South 61 degrees 11 minutes 28 seconds West, a distance of 17.72 feet to a point in the dividing line of Block 576, Lot 1.11, thence;

Along the dividing line of Block 576, Lot 1.11 the following two (2) courses:

9)	North 17 degrees 21 minutes 21 seconds East, a distance of 98.18 feet to a point, thence;

10)	North 72 degrees 38 minutes 38 seconds West, a distance of 371.20 feet to a point in the dividing line of Block 576, Lot 1.08, thence;

C-1

Book13179 CFN#2010047218	Page 55 of 65

11)	Along the dividing line of Block 576, Lot 1.08, North 27 degrees 38 minutes 39 seconds West, a distance of 149.76 feet to a point, common comer to Block 576, Lot 1.12, thence;

Along the dividing line of Block 576, Lot 1.12 the following three (3) courses:

12)	North 62 degrees 19 minutes 00 seconds East, a distance of 15.48 feet to a point, thence;

13)	North 27 degrees 40 minutes 14 seconds West, a distance of 291.57 feet to a point of curvature, thence;

14)	South 62 degrees 18 minutes 28 seconds West, a distance of 8.44 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.07 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.07, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3,2010 and last revised August 4, 2010.

C-2

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EXHIBIT D

Legal Description for the

Restaurant Expansion Ground Lease

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Atlantic. County of Atlantic, State of New Jersey

BEGINNING at a point, said point being common comer to Block 576, Lot 1.11 in the easterly line of Block 576, Lot 1.03, thence:

Along the dividing line of Block 576, Lot 1,03, the following two (2) courses:

(1) North 27 degrees 40 minutes 15 seconds West, a distance of 81.04 feet to a point, thence;

(2) North 70 degrees 54 minutes 21 seconds West, a distance of 518.99 feet to a point common corner to Block 576, Lot 1.04, thence;

(3) Along the dividing line of Block 576, Lot 1.04, North 19 degrees 05 minutes 38 seconds East, a distance of 41.25 feet to a point, thence;

Along the dividing line of Block 576, Lot 1.05, the following eight (8) courses:

(4) North 62 degrees 21 minutes 21 seconds East, a distance of 43.30 feet to a point, thence;

(5) North 27 degrees 38 minutes 39 seconds West, a distance of 12.24 feet to a point, thence;

(6) North 62 degrees 21 minutes 21 seconds East, a distance of 38.22 feet to a point, thence;

(7) South 27 degrees 38 minutes 39 seconds East, a distance of 63.54 feet to a point, thence;

(8) North 62 degrees 21 minutes 21 seconds East, a distance of 61.67 feet to a point, thence;

(9) North 27 degrees 38 minutes 39 seconds West, a distance of 8.88 feet to a point, thence;

(10) North 62 degrees 21 minutes 21 seconds East, a distance of 181.03 feet to a point, thence;

(11) North 27 degrees 38 minutes 58 seconds West, a distance of 52.77 feet to a point common corner to Block 576, Lot 1.12, thence;

Along the dividing line of Block 576, Lot 1.12, the following three (3) courses:

(12) North 62 degrees 26 minutes 59 seconds East, a distance of 26.81 feet to a point, thence;

D-1

Book13179 CFN#2010047218	Page 57 of 65

(13) South 27 degrees 45 minutes 23 seconds East, a distance of 43.40 feet to a point, thence;

(14) North 62 degrees 18 minutes 39 seconds East, a distance of 136.02 feet to a point common corner to Block 576, Lot 1.07, thence;

Along the dividing line of Block 576, Lot 1.07, the following two (2) courses:

(15) South 27 degrees 38 minutes 39 seconds East, a distance of 149.76 feet to a point, thence;

(16) South 72 degrees 38 minutes 38 seconds East, a distance of 176.22 feet to a point common corner to Block 576, Lot 1.11, thence;

Along the dividing line of Block 576, Lot 1.11, the following four (4) courses:

(17) South 17 degrees 21 minutes 21 seconds West, a distance of 209.33 feet to a point, thence;

(18) North 72 degrees 38 minutes 39 seconds West, a distance of 12.00 feet to a point, thence;

(19) South 17 degrees 21 minutes 13 seconds West, a distance of 57.09 feet to a point, thence;

(20) South 62 degrees 21 minutes 21 seconds West, a distance of 89.20 feet to the point and place of BEGINNING

BEING known and designated as Lot 1.08 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, NJ.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.08, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3, 2010 and last revised August 4, 2010.

D-2

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EXHIBIT E

Legal Description for the

Additional Structured Parking Lot/Tower Expansion Parcel Ground Lease

BEGINNING at a point, said point being the northwesterly comer of Lot 1.05, as shown on map entitled: “Minor Subdivision, Waterclub Valet Parking Garage At Borgata, Block 576, Tax Lots 1.04, 1.05 & 1.07, 1,08 & 1.12 City of Atlantic City, Atlantic County, New Jersey” prepared by Paulus, Sokolowski and Sartor LLC, dated April 10,2008 and last revised on May 07, 2008 and running thence:

1) North 23 degrees 13 minutes 34 seconds West a distance of 134.40 feet to a point, thence

2) Along a curve to the right, having a radius of 629.00 feet, an arc length of 240.37, and whose chord bears North 12 degrees 16 minutes 43 seconds West a chord distance of 238.91 feet to a point, thence

3) North 62 degrees 19 minutes 46 seconds East a distance of 277,98 feet to an angle point, thence

4) South 27 degrees 40 minutes 14 seconds East a distance of 123.71 feet to an angle point, thence

5) South 27 degrees 39 minutes 07 seconds East a distance of 240.62 feet to an angle point, thence

6) South 62 degrees 19 minutes 45 seconds West a distance of 351.73 feet to the point and place of BEGINNING;

BEING known and designated as Lot 1.10 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

Book13179 CFN#2010047218	Page 59 of 65

BEING the same Lot 1.10, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3, 2010 and last revised August 4, 2010.

NORTH TOWER LOT          LOT 1.11. BLOCK 576

BEGINNING at a point on the dividing line of Block 576, Lot 1.03, said point being North 27 degrees 40 minutes 15 seconds West, a distance of 510.24 feet from the point formed by the intersection of Block 576, Lot 1.04, Block 576, Lot 1.03 and the northerly right-of-way line of Huron Avenue (width varies) and running thence:

1) Along the dividing line of Block 576, Lot 1.03, North 27 degrees 40 minutes 15 seconds West, a distance of 84.86 feet to a point, a common comer to Block 576, Lot 1.08, thence;

Along the dividing line of Block 576, Lot 1.08 the following four (4) courses:

2) North 62 degrees 21 minutes 21 seconds East, a distance of 89.20 feet to a point, thence;

3) North 17 degrees 21 minutes 13 seconds East, a distance of 57.09 feet to a point, thence;

4) South 72 degrees 38 minutes 39 seconds East, a distance of 12.00 feet to a point, thence;

5) North 17 degrees 21 minutes 21 seconds East, a distance of 209.33 feet to a point, a common corner to Block 576, Lot 1.07, thence;

6) Along the same, South 72 degrees 38 minutes 38 seconds East, a distance of 194.98 feet to a point, thence;

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7) Along the dividing line of Block 576, Lot 1.07 and Block 576, Lot 1.04, South 17 degrees 21 minutes 21 seconds West, a distance of 107.00 feet to a point, a common corner to Block 576, Lot 1.04, thence;

Along the dividing line of Block 576, Lot 1.04 the following thirteen (13) courses:

8) South 72 degrees 47 minutes 24 seconds East, a distance of 15.78 feet to a point, thence;

9) South 17 degrees 12 minutes 36 seconds West, a distance of 64.11 feet to a point, thence;

10) South 17 degrees 35 minutes 12 seconds East, a distance of 14.08 feet to a point, thence;

11) South 00 degrees 15 minutes 52 seconds West, a distance of 5.46 feet to a point, thence;

12) South 74 degrees 28 minutes 23 seconds East, a distance of 5.52 feet to a point, thence;

13) Along a curve to the right having a radius of 70.37 feet, a length of 57.79 feet and whose chord bears South 23 degrees 11 minutes 10 seconds West, a distance of 56.18 feet to a point, thence;

14) North 48 degrees 36 minutes 12 seconds West, a distance of 5.58 feet to a point, thence;

15) Along a curve to the right having a radius of 67.35 feet, a length of 44.99 feet and whose chord bears South 68 degrees 48 minutes 39 seconds West, a distance of 44.15 feet to a point, thence;

16) North 82 degrees 42 minutes 20 seconds West, a distance of 28.93 feet to a point, thence;

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17) South 77 degrees 10 minutes 51 seconds West, a distance of 46.02 feet to a point, thence;

18) North 12 degrees 49 minutes 15 seconds West, a distance of 17.90 feet to a point, thence;

19) Along a curve to the left having a radius of 74.00 feet, a length of 33.54 feet and whose chord bears South 75 degrees 20 minutes 24 seconds West, a distance of 33.25 feet to a point, thence;

20) South 62 degrees 21 minutes 22 seconds West, a distance of 127.78 feet to the point and place of BEGINNING.

BEING known and designated as Lot 1.11 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.11, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3, 2010 and last revised August 4, 2010.

Book13179 CFN#2010047218	Page 62 of 65

EXHIBIT F

Legal Description for the Alternate Parking Lease

BEGINNING at a point in the easterly line of Block 576, Lot 1.10, said point being distant the following course from the northeasterly corner of Block 576, Lot 1.10: South 27 degrees 40 minutes 14 seconds East, a distance of 123.71 feet and running thence:

Along the dividing line of Block 576, Lot 1.04 the following six (6) courses:

1) Along a curve to the left having a radius of 228.00 feet, a length of 129.40 feet and whose chord bears South 47 degrees 33 minutes 25 seconds East, a distance of 127.67 feet to a point, thence;

2) South 64 degrees 09 minutes 25 seconds East, a distance of 29.89 feet to a point of curvature, thence;

3) Along a curve to the right having a radius of 176.00 feet, a length of 53.04 feet and whose chord bears South 55 degrees 09 minutes 59 seconds East, a distance of 52.84 feet to a point of curvature, thence;

4) Along a curve to the right having a radius of 100.00 feet, a length of 32.88 feet and whose chord bears South 37 degrees 06 minutes 44 seconds East, a distance of 32.73 feet to a point, thence;

5) South 27 degrees 41 minutes 32 seconds East, a distance of 10.67 feet to a point, thence;

6) North 62 degrees 18 minutes 28 seconds East, a distance of 17.58 feet to a point, common corner to Block 576, Lot 1,07, thence;

Along the dividing line of Block 576, Lot 1.07 the following two (2) courses:

F-1

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7) South 27 degrees 40 minutes 14 seconds East, a distance of 291.57 feet to a point, thence;

8) South 62 degrees 18 minutes 39 seconds East, a distance of 15.48 feet to a point, thence;

9) South 62 degrees 18 minutes 39 seconds West, a distance of 136.02 feet to a point common corner to Block 576, Lot 1.08, thence;

Along the dividing line of Block 576, Lot 1.08 the following two (2) courses:

10) North 27 degrees 45 minutes 23 seconds West, a distance of 43.40 feet to a point, thence;

11) South 62 degrees 26 minutes 59 seconds West, a distance of 26.81 feet to a point common comer to Block 576, Lot 1.05, thence;

12) Along the dividing line of Block 576, Lot 1.05, North 27 degrees 38 minutes 58 seconds West, a distance of 241.46 feet to a point common corner to Block 576, Lot 1.10, thence;

Along the dividing line of Block 576, Lot 1.10 the following two (2) courses:

13) North 62 degrees 19 minutes 45 seconds East, a distance of 69.66 feet to a point, thence;

14) North 27 degrees 39 minutes 07 seconds West, a distance of 240.62 feet to the point and place of BEGINNING.

Book13179 CFN#2010047218	Page 64 of 65

BEING known and designated as Lot 1.12 in Block 576 as shown on map entitled: “Renaissance Pointe, Block 576, Tax Lots 1.04 & 1.10, City of Atlantic City, Atlantic County, N.J.” prepared by Paulus, Sokolowski & Sartor, LLC, dated July 5, 2005 and last revised on July 21, 2010, filed in the Atlantic County Clerk’s Office on July 28, 2010 as Filed Map #MI2010045171.

BEING the same Lot 1.12, Block 576 as show on a map entitled “ALTA/ACSM LAND TITLE SURVEY, MARINA DISTRICT DEVELOPMENT COMPANY, Block 576, Lots 1.03, 1.05, 1.07, 1.08, 1.10, 1.11 and 1.12 City of Atlantic City, Atlantic County, New Jersey” as prepared by Paulus, Sokolowski and Sartor, LLC, dated August 3, 2010 and last revised August 4, 2010.

Book13179 CFN#2010047218	Page 65 of 65